EXHIBIT 99.3

C L I F F O R D	LIMITED LIABILITY PARTNERSHIP
C H A N C E
EXECUTION COPY

YORKSHIRE ELECTRICITY DISTRIBUTION PLC

 £200,000,000

5.125 per cent. Bonds due 2035

 unconditionally and irrevocably guaranteed as to scheduled payments of principal and interest pursuant to a Financial Guarantee issued by Ambac Assurance UK Limited

TRUST DEED

THIS TRUST DEED is made on 5 May 2005

BETWEEN

(1)	YORKSHIRE ELECTRICITY DISTRIBUTION PLC (the "Issuer"), a public company incorporated in England and Wales with limited liability under registered number 04112320;

(2)	AMBAC ASSURANCE UK LIMITED ("Ambac"), a company incorporated in England and Wales with limited liability under registered number 3248674; and

(3)	HSBC TRUSTEE (C.I.) LIMITED (the "Trustee", which expression shall, where the content so admits, include all persons for the time being the trustee or trustees of this Trust Deed (as defined below)).

WHEREAS

(A)	The Issuer has authorised the issue of £200,000,000 5.125 per cent. Bonds due 2035 to be constituted by this Trust Deed.

(B)	The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

(C)
Pursuant to a Financial Guarantee dated the date hereof issued by Ambac to the Trustee (the "Financial Guarantee"), Ambac unconditionally and irrevocably guarantees the scheduled payment of principal of and interest on such Bonds and certain additional amounts.

NOW THIS DEED WITNESSES AND IT IS HEREBY DECLARED as follows:

1.	INTERPRETATION

1.1	Definitions
The following expressions shall have the following meanings:

"Affiliate" means, in relation to any Person, any Holding Company of that Person or a Person of which that Holding Company has direct or indirect control or owns directly or indirectly more than 50 per cent. of the share capital or similar rights of ownership or control of another Person;

"Authorised Signatory" means:

(a)
in relation to the Issuer, a director of the Issuer or any person in respect of whom the Issuer has supplied to the Trustee and Ambac a copy, certified by a director or the secretary of the Issuer, to be a true copy and in full force and effect, of a resolution or resolutions of the board of directors of the Issuer, authorising such person to sign on behalf of the Issuer all such certificates and other documents as are referred to therein, together with a certified specimen signature of such person, and in respect of whom the Trustee and Ambac have not received written notification from the Issuer, that such person has ceased to be so authorised; and

(b)
in relation to Ambac, a director of Ambac or any person in respect of whom Ambac has supplied to the Trustee a copy, certified by a director or the secretary of Ambac to be a true copy and in full force and effect, of a resolution or resolutions of the board of directors of Ambac authorising such person to sign on behalf of Ambac all such certificates and other documents as are referred to therein, together with a certified specimen signature of such person, and in respect of whom the Trustee has not received written notification from Ambac that such person has ceased to be so authorised;

"Bondholder" and (in relation to a Bond) "holder" means the bearer of a Bond;

"Bonds" means the £200,000,000 5.125 per cent. Bonds due 2035 constituted by this Trust Deed and for the time being outstanding or, as the context may require, a specific number of them and includes the Temporary Global Bond (or any part thereof), the Permanent Global Bond (or any part thereof) and the Definitive Bonds (or any of them), including any replacement Definitive Bonds issued pursuant to Condition 16 (Replacement of Bonds and Coupons);

"Clearstream, Luxembourg" means Clearstream Banking, société anonyme, Luxembourg;

"Conditions" means the terms and conditions set out in Schedule 4 (Terms and Conditions of the Bonds) as modified, with respect to any Bonds represented by a Global Bond, by the provisions of such Global Bond and as from time to time modified in accordance with this Trust Deed and any reference to a particularly numbered Condition shall be construed accordingly;

"Couponholder" and (in relation to a Coupon) "holder" means the bearer of a Coupon;

"Coupons" means the bearer interest coupons appertaining to the Definitive Bonds in or substantially in the form set out in Schedule 3 (Form of Definitive Bond), or as the context may require, a specific number of them and includes any replacement Coupons issued pursuant to Condition 16 (Replacement of Bonds and Coupons);

"Definitive Bonds" means the Bonds in definitive form to be issued pursuant to, and in the circumstances specified in, Clause 3.3 (Exchange for Definitive Bonds), in or substantially in the form set out in Schedule 3 (Form of Definitive Bond), and includes any replacements therefor issued pursuant to Condition 16 (Replacement of Bonds and Coupons);

"Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear system;

"Excluded Rights" means the rights, powers, authorities and discretions of, or exercisable by, the Trustee set out in Schedule 6 (Excluded Rights of the Trustee);

"Extraordinary Resolution" has the meaning set out in paragraph 21 of Schedule 5 (Provisions for Meetings of Bondholders);

"Financial Guarantee" means the Financial Guarantee executed on or about the date hereof between Ambac and the Trustee;

"Global Bonds" means the Temporary Global Bond and the Permanent Global Bond and "Global Bond" mean either of them

"Holding Company" means any Person of which the first mentioned Person is a Subsidiary;

"Issuer Event of Default" means any of the events set out in Condition 11 (Issuer Events of Default);

"Notice of Demand and Certificate" means the notice so named appended to the Financial Guarantee;

"outstanding" means, in relation to the Bonds, all the Bonds issued other than (a) those Bonds which have been redeemed in full and cancelled pursuant to Conditions 7 (Redemption and Purchase) or 13 (Restructuring Event) or otherwise pursuant to this Trust Deed; (b) those Bonds in respect of which the date for redemption in accordance with the Conditions has occurred and, in any such case, the redemption moneys for which (including all interest payable thereon) have been duly paid to the Trustee or to the Principal Paying Agent in the manner provided in the Paying Agency Agreement (and, where appropriate, notice to that effect has been given to the Bondholders in accordance with Condition 17 (Notices)) and remain available for payment against presentation of the relevant Bonds and/or Coupons; (c) those Bonds which have been purchased and surrendered for cancellation in accordance with Condition 7(e) (Cancellation); (d) those Bonds which have become void under Condition 9 (Prescription); (e) those mutilated or defaced Definitive Bonds which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 16 (Replacement of Bonds and Coupons); (f) (for the purpose only of ascertaining the amount of Bonds outstanding and without prejudice to the status for any other purpose of the relevant Bonds) those Definitive Bonds which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 16 (Replacement of Bonds and Coupons); (g) the Temporary Global Bond to the extent that it shall have been exchanged for the Permanent Global Bond pursuant to the provisions contained therein and in Clause 3.3 (Exchange for Definitive Bonds), and (h) the Permanent Global Bond to the extent that it shall be exchanged for the Definitive Bonds pursuant to the provisions contained therein and in Clause 3.3 (Exchange for Definitive Bonds).

provided that for each of the following purposes, namely:

(i)	the right to attend and vote at any meeting of the Bondholders;

(ii)
the determination of how many and which Bonds are for the time being outstanding for the purposes of the Conditions and paragraphs 3, 6, 7 and 11 of Schedule 5 (Provisions for Meetings of Bondholders);

(iii)	any discretion, power or authority contained in this Trust Deed which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of any of the Bondholders; and

(iv)	the determination by the Trustee (if it is the Controlling Party) whether any of the events specified in Condition 11 (Issuer Events of Default) is materially adverse to the interests of the Bondholers.

those Bonds which are for the time being held beneficially by or for the account of the Issuer or any Subsidiary or holding company of the Issuer, or any other Subsidiary of such holding company shall (unless and until ceasing to be so held) be deemed not to remain outstanding and provided further that notwithstanding anything herein to the contrary, in the event that the principal of and/or interest due on any Bond is paid by Ambac pursuant to this Trust Deed and the Financial Guarantee, for the purpose of the rights of subrogation of Ambac under the Financial Guarantee, all such Bonds and/or Coupons (as the case may be) shall remain outstanding and shall not be deemed to have been satisfied or paid by the Issuer, and all covenants and other obligations of the Issuer to the Bondholders under this Trust Deed and the Bonds shall continue to exist for the benefit of Ambac, and Ambac shall be subrogated to the rights of all Bondholders under this Trust Deed and the Bonds who have received such payment from Ambac;

"Paying Agency Agreement" means the Paying Agency Agreement dated 5 May 2005, as altered from time to time, between the Issuer, the Trustee, the Principal Paying Agent and the other Paying Agent whereby the Paying Agents were appointed and includes any other agreements approved in writing by the Trustee appointing Successor Paying Agents or altering any such agreements;

"Paying Agents" means the institutions (including the Principal Paying Agent) at their respective specified offices referred to in Condition 6 (Payments) and/or any Successor Paying Agents, in each case at their respective specified offices;

"Permanent Global Bond" means the permanent global Bond to be issued by the Issuer pursuant to Clause 3.1 (The Global Bonds) representing the Bonds, in or substantially in the form set out in Schedule 2 (Form of Permanent Global Bond);

"Person" means any person, firm, company or body corporate, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) or two or more of the foregoing;

"Potential Issuer Event of Default" means an event or circumstance which would with the giving of notice and/or lapse of time and/or the issuing of a certificate become an Issuer Event of Default;

"principal", "principal amount" and "principal moneys" in relation to any payment in respect of Bonds includes, where applicable, the Redemption Price referred to in Condition 7(b)(ii) (Redemption at the option of the Issuer);

"Principal Paying Agent" means HSBC Bank plc or any Successor Principal Paying Agent appointed under the Paying Agency Agreement;

"Reimbursement and Indemnity Agreement" means the agreement so named between the Issuer and Ambac dated 5 May 2005;

"Scheduled Amount" means, in respect of any Scheduled Payment Date, the amount of interest and (if applicable) principal in respect of the Bonds and/or the Coupons (as the case may be) which the Issuer is scheduled to pay on such Scheduled Payment Date;

"specified office" means, in relation to any Paying Agent, either the office identified with its name at the end of the Conditions or any other office approved by the Trustee and notified to the Bondholders pursuant to Clause 8.12 (Change in Agents);

"statutory obligation" means any obligation or liability which a person becomes liable to satisfy by virtue of being a member or director of, or under common control with, a corporate entity, pursuant to the provisions of any applicable statute;

"Subscription Agreement" means the subscription agreement dated 29 April 2005 between the Issuer, Ambac and The Royal Bank of Scotland plc;

"Successor" means, in relation to the Paying Agents, such other or further person as may from time to time be appointed by the Issuer as a Paying Agent, with the written approval of, and on terms approved in writing by, the Trustee and Ambac (so long as Ambac is the Controlling Party), and notice of whose appointment is given to Bondholders pursuant to Clause 8.12 (Change in Agents);

"Temporary Global Bond" means the temporary global Bond to be issued by the Issuer pursuant to Clause 3.1 (The Global Bonds) representing the Bonds, in or substantially in the form set out in Schedule 1 (Form of Temporary Global Bond);

"this Trust Deed" means this Deed, the Schedules (as from time to time altered in accordance with this Deed), the Conditions, the Bonds and the Coupons and any other document executed in accordance with this Deed (as from time to time altered in accordance with its terms) and expressed to be supplemental to this Deed; and

"trust corporation" means a corporation entitled by rules made under the Public Trustee Act 1906 or entitled pursuant to any other legislation applicable to a trustee in any jurisdiction other than England to carry out the functions of a custodian trustee.

1.2	Terms defined elsewhere
Unless otherwise defined herein, terms defined in the Conditions or the Financial Guarantee shall have the same meanings in this Trust Deed.

1.3	Construction of Certain References
References to:

1.3.1	costs, charges, remuneration or expenses shall include any value added tax, turnover tax or similar tax charged in respect thereof;

1.3.2	"£", "pounds" and "sterling" shall be construed as references to the lawful currency for the time being of the United Kingdom;

1.3.3
any action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include, in respect of any jurisdiction other than England, references to such action, remedy or method of judicial proceedings available or appropriate in such jurisdiction as shall most nearly approximate thereto; and

1.3.4
all references in this Trust Deed or the Conditions involving compliance by the Trustee with a test of reasonableness shall be deemed to include a reference to a requirement that such reasonableness shall be determined by reference primarily to the interests of the holders of the Bonds as a class and in the event of any conflict between such interests and the interests of any other person, the former shall prevail as being paramount.

1.3.5	In this Trust Deed references to Coupons and Couponholders shall apply only if Definitive Bonds have been issued by the Issuer in accordance with Clause 3 (Form and Issue of the Bonds).

1.4	Headings
 Headings shall be ignored in construing this Trust Deed.

1.5	Schedules
The Schedules are part of this Trust Deed and shall have effect accordingly.

2.	AMOUNT OF THE BONDS AND COVENANT TO PAY

2.1	Amount of the Bonds
The aggregate principal amount of the Bonds is limited to £200,000,000.

2.2	Covenant to pay
The Issuer will in accordance with this Trust Deed on any date when the Bonds or any of them become due to be redeemed unconditionally pay to or to the order of the Trustee in London in pounds sterling in immediately available funds the principal amount of the Bonds becoming due for redemption on that date together with any applicable premium and will (subject to the Conditions) until such payment (both before and after judgment of a court of competent jurisdiction) unconditionally pay to or to the order of the Trustee as aforesaid interest on the principal amount of the Bonds outstanding as set out in the Conditions provided that (1) subject to sub-clause 2.4.2 of Clause 2.4 (Payment after a Default), every payment of any sum due in respect of the Bonds made to the Principal Paying Agent as provided in the Paying Agency Agreement shall, to such extent, satisfy such obligation except to the extent that there is failure in its subsequent payment (in the case of the Global Bonds) to or to the order of the bearer thereof in accordance with the provisions of the Temporary Global Bond or the Permanent Global Bond, as the case may be, or (in the case of the Definitive Bonds) to the relevant Bondholders or (as the case may be) Couponholders under the Conditions or (but only for the purpose of Ambac's rights of subrogation under the Financial Guarantee) to the extent that the relevant payment is made by Ambac under the Financial Guarantee and (2) in the case of any payment made after the due date or pursuant to Condition 11 (Issuer Events of Default), payment will be deemed to have been made when the full amount due has been received by the Principal Paying Agent or the Trustee and notice to that effect has been given to the Bondholders (if required in accordance with Clause 8.9 (Notice of Late Payment)), except to the extent that there is failure in the subsequent payment to the relevant Bondholders or (as the case may be) Couponholders under the Conditions or (but only for the purpose of Ambac's rights of subrogation under the Financial Guarantee) to the extent that the relevant payment is made by Ambac under the Financial Guarantee. The Trustee will hold the benefit of this covenant on trust for the Bondholders and Couponholders.

2.3	Discharge
Subject to Clause 2.4 (Payment after a Default), any payment to be made in respect of the Bonds, the Coupons, this Trust Deed or the Financial Guarantee, as the case may be, by the Issuer, the Trustee or Ambac may be made as provided herein, in the Conditions, the Paying Agency Agreement and, as the case may be, the Financial Guarantee, and any payment so made will (subject to Clause 2.4 (Payment after a Default)) to such extent be a good discharge to the Issuer, the Trustee or Ambac, as the case may be, subject to any rights of subrogation which Ambac may acquire against the Issuer by virtue of making any such payment under the Financial Guarantee.

2.4	Payment after a Default
At any time after an Issuer Event of Default or a Potential Issuer Event of Default has occurred and is continuing the Trustee may:

2.4.1	by notice in writing to Ambac, the Issuer and the Paying Agents, require the Paying Agents, until notified by the Trustee to the contrary, so far as permitted by any applicable law:

(a)
to act as Paying Agents of the Trustee under this Trust Deed and the Bonds on the terms of the Paying Agency Agreement (with consequential amendments as necessary and except that the Trustee's liability for the indemnification, remuneration and all other out-of-pocket expenses of the Paying Agents will be limited to the amounts for the time being held by the Trustee in respect of the Bonds on the terms of this Trust Deed) and thereafter to hold all Definitive Bonds and Coupons and all moneys, documents and records held by them in respect of the Bonds and Coupons to the order of the Trustee; or

(b)
to deliver all Definitive Bonds and Coupons and all moneys, documents and records held by them in respect of the Bonds and Coupons (save for such documents and records which the Paying Agents are obliged not to release by virtue of any applicable law or regulation or by order of any court of competent jurisdiction) to the Trustee or as the Trustee directs in such notice; and

2.4.2	by notice in writing to the Issuer require it to make all subsequent payments in respect of the Bonds and Coupons to or to the order of the Trustee and not to the Principal Paying Agent.

2.5	Further Issues
2.5.1
The Issuer shall be at liberty from time to time (but subject always to the provisions of this Trust Deed) without the consent of the Bondholders or Couponholders to create and issue further bonds or notes (whether in bearer or registered form) ranking pari passu in all respects (or in all respects save for the first payment of interest thereon), and so that the same shall be consolidated and form a single series, with the Bonds and/or any further bonds or notes of any series, provided that:

(a)
Ambac has given its prior written consent (in its absolute discretion) to such further issue and to amend or substitute the Financial Guarantee so that the Financial Guarantee also covers such further bonds or notes on the same terms mutatis mutandis as apply to the Bonds;

(b)	the Trustee is satisfied that the rating granted in respect of the Bonds by S&P and Moody's will not thereby be adversely affected; and

(c)	the Issuer shall not create and issue such further bonds or notes while any default exists in relation to any payment by the Issuer of any amounts due under this Trust Deed.

2.5.2
Any further bonds or notes which are to be created and issued pursuant to the provisions of sub-clause 2.5.1 above shall be constituted by a trust deed supplemental to this Trust Deed. In such case the Issuer shall, prior to the issue of such further bonds or notes, execute and deliver to the Trustee and Ambac a trust deed supplemental to this Trust Deed (in relation to which all applicable stamp duties or other documentation fees, duties or taxes have been paid and, if applicable, duly stamped or denoted accordingly) and containing a covenant by the Issuer in the form mutatis mutandis of Clause 2.2 (Covenant to Pay) in relation to the principal, premium (if any) and interest in respect of such further bonds or notes and such other provisions (corresponding to the provisions contained in this Trust Deed) as the Trustee shall require.

2.5.3	A memorandum of every such supplemental Trust Deed shall be endorsed by the Trustee on this Trust Deed and by the Issuer and Ambac on their duplicates of this Trust Deed.

2.5.4
Whenever it is proposed to create and issue any further bonds or notes the Issuer shall give to the Trustee and Ambac not less than 14 days' notice in writing of its intention so to do stating the amount of further bonds or notes proposed to be created and issued.

3.	FORM AND ISSUE OF THE BONDS

3.1	The Global Bonds
The Bonds will initially be represented by the Temporary Global Bond without Coupons in the principal amount at the date hereof of £200,000,000 which, when duly executed and authenticated, will be deposited by the Issuer with HSBC Bank plc (the "Common Depositary") as common depositary for Euroclear and Clearstream, Luxembourg on the date hereof on terms that the Common Depositary shall hold the Temporary Global Bond to or to the order of the Issuer against payment of the net proceeds of the issue of the Bonds in accordance with the Subscription Agreement, following which it shall hold the Temporary Global Bond for the account of the Bondholders. The Issuer shall also deposit on the date hereof the Permanent Global Bond without Coupons in the principal amount of up to £200,000,000 with the Common Depositary who shall hold the Permanent Global Bond pending exchange of the Temporary Global Bond (in whole or in part) therefore in accordance with their respective terms. Following exchange of the Temporary Global Bond in whole for the Permanent Global Bond in accordance with their respective terms the Bonds shall (subject as provided in Clause 3.3 (Exchange for Definitive Bonds) below) thereafter be represented by the Permanent Global Bond.

The procedures as regards the issue, exchange, execution, authentication, delivery, surrender, cancellation, presentation and endorsement of the Temporary Global Bond and the Permanent Global Bond (or part thereof) and any other matters to be carried out by the relevant parties upon such exchange (in whole or in part) shall be made in accordance with this Clause 3, their respective terms and the rules and procedures of Euroclear and Clearstream, Luxembourg for the time being.

3.2	Signatures and Authentication
The Global Bonds and the Definitive Bonds will be signed manually or in facsimile by a Director of the Issuer. The Issuer may use the facsimile signature of any person who at the date of this Trust Deed is a Director of the Issuer even if at the time of issue of any Bonds he/she no longer holds such office. The Issuer shall procure that, prior to the issue and delivery of each Global Bond, each Global Bond will be authenticated by an authorised signatory on behalf of the Principal Paying Agent and no Global Bond shall be valid for any purpose unless and until so authenticated. The Bonds so executed and, if applicable, so authenticated shall be binding and valid obligations of the Issuer. Until it (or part thereof) has been exchanged pursuant to Clauses 3.1 (The Global Bonds) or 3.3 (Exchange for Definitive Bonds) (but without prejudice to the escrow arrangements referred to in Clause 3.1 (The Global Bonds), each Global Bond (or part thereof) shall in all respects be entitled to the same benefits as a Definitive Bond and each Global Bond shall be subject to the provisions hereof except that the bearer thereof shall be the only person entitled to receive payments of principal and interest as set out therein.

3.3	Exchange for Definitive Bonds
If while the Bonds are represented by one or more Global Bonds (i) an Ambac Event of Default shall have occurred or (ii) either Euroclear or Clearstream, Luxembourg is closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or (iii) as a result of any change in, or amendment to, the laws or regulations of the United Kingdom or of any political sub-division of, or any authority in, the United Kingdom having power to tax or any change in the application or official interpretation of such laws or regulations which becomes effective on or after 29 April 2005, the Issuer, Ambac or any Paying Agent is or will be required to make any withholding or deduction from any payment in respect of the Bonds which would not be required if the Bonds were in definitive form, then the Issuer shall, (subject as mentioned below), within 30 days of the occurrence of such relevant event but not prior to the expiry of a period of 40 days commencing on the date hereof, issue Definitive Bonds (with all unmatured Coupons attached) in exchange for the whole (or the remaining part(s) outstanding) of the Permanent Global Bond. If any of the events mentioned in (i), (ii) or (iii) occurs whilst the Bonds are represented by the Temporary Global Bond (or part thereof) the Temporary Global Bond (or that part) shall forthwith be exchanged for the Permanent Global Bond (or part thereof) in accordance with its terms and Clause 3.1 (The Global Bonds) above so that the Bonds are then represented solely by the Permanent Global Bond. All Definitive Bonds shall be printed, proofed, executed and delivered as aforesaid but shall be held by the Principal Paying Agent until a Bondholder requests the Issuer through the Principal Paying Agent that his interest in the Permanent Global Bond be exchanged for Definitive Bonds whereupon such Definitive Bonds shall be issued to such Bondholder as aforesaid without charge. The procedures to be carried out by the relevant parties upon such exchange shall be made in accordance with the provisions of the Permanent Global Bond and the rules and procedures of Euroclear and Clearstream, Luxembourg for the time being. The Permanent Global Bond shall be endorsed by or on behalf of the Principal Paying Agent in respect of those Definitive Bonds which are so delivered.

3.4	The Definitive Bonds
The Definitive Bonds shall be serially numbered and issued in bearer form in the denominations of £50,000 and £100,000 each with all unmatured Coupons attached. The Definitive Bonds and the Coupons will be security printed in accordance with all applicable stock exchange requirements in or substantially in the respective forms set out in Schedule 3 (Form of Definitive Bond) and the Definitive Bonds will be endorsed with the Conditions.

3.5	Entitlement to treat holder as owner
The holder of any Bond or Coupon will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust, or any interest in it, any writing on it, or its theft or loss) and no person will be liable for so treating the holder.

4.	STAMP DUTIES AND TAXES

4.1	Stamp Duties
The Issuer will pay any stamp, issue, registration, documentary or other taxes and duties, including interest and penalties, payable in Belgium, Luxembourg and the United Kingdom in respect of the creation, issue and offering of the Bonds and the Coupons and the execution or delivery of this Trust Deed. The Issuer will also indemnify the Trustee, Ambac, the Bondholders and the Couponholders from and against all stamp, issue, registration, documentary or other taxes paid by any of them in any jurisdiction in connection with any action properly taken by or on behalf of the Trustee, Ambac or, as the case may be, (where entitled under Condition 14 (Enforcement) to do so) the Bondholders or the Couponholders to enforce the obligations of the Issuer under this Trust Deed, the Bonds or the Coupons.

4.2	Change of Taxing Jurisdiction
If the Issuer becomes subject generally to the taxing jurisdiction of any territory or any authority of or in that territory having power to tax other than or in addition to the United Kingdom or any such authority of or in the United Kingdom then the Issuer will (unless the Trustee otherwise agrees) in a trust deed supplemental hereto give to the Trustee an undertaking in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 8 (Taxation) with the substitution for, or (as the case may be) the addition to, the references in that Condition to the United Kingdom or any authority thereof or therein having power to tax of references to that other or additional territory or authority to whose taxing jurisdiction the Issuer has become so subject and in such event this Trust Deed, the Bonds and the Coupons will be read accordingly. In addition, such supplemental Trust Deed shall also modify Condition 7(c) (Redemption for tax reasons) by the substitution for, or (as the case may be) the addition to, the references in that Condition to the United Kingdom or any authority in or of the United Kingdom having power to tax, of references to that other territory or authority to whose taxing jurisdiction the Issuer has become so subject and in such event this Trust Deed, the Bonds and the Coupons will be read accordingly.

5.	THE TRUST DEED, THE BONDS AND THE FINANCIAL GUARANTEE

5.1	Bonds incorporated by reference
The Issuer hereby covenants with the Trustee and Ambac that it will perform and comply with its obligations under the Bonds which are expressed to be binding on it. Subject to Conditions 14 (Enforcement) and 15 (Controlling Party) and Clause 19 (Controlling Party), the Trustee shall be entitled to enforce the obligations of the Issuer under the Bonds and the Coupons in the manner therein provided as if the Bonds and the Coupon were incorporated in this Trust Deed, which shall be read and construed as one document with the Bonds. The provisions contained in Schedule 4 (Terms and Conditions of the Bonds) shall have effect in the same manner as if herein set forth.

5.2	Bonds and Financial Guarantee subject to Trust Deed
The Bonds and the Financial Guarantee shall be subject to the provisions of this Trust Deed, all of which shall be binding upon the Issuer, Ambac, the Bondholders and the Couponholders and all persons claiming through or under them respectively.

5.3	Evidence of Default
If the Trustee makes any claim, institutes any legal proceeding or lodges any proof in a winding up of the Issuer and/or Ambac, proof that the Issuer and/or Ambac, as the case may be, has failed to pay any principal or interest due and payable in respect of any particular Bond or Coupon shall (unless the contrary is proved) be sufficient evidence that the Issuer and/or Ambac, as the case may be, has made the same default as regards all other Bonds or Coupons in respect of which a corresponding payment is due and payable.

6.	APPLICATION OF MONEYS RECEIVED BY THE TRUSTEE

6.1	Declaration of Trust
All moneys received by the Trustee from the Issuer in respect of the Bonds and all other amounts payable under this Trust Deed will be held by the Trustee upon trust to apply them (subject to Clause 6.2 (Accumulation)):

6.1.1	firstly, in payment of all costs, charges, expenses and liabilities incurred by the Trustee (including remuneration payable to the Trustee) in carrying out its functions under this Trust Deed;

6.1.2
secondly, in payment of any interest owing in respect of the Bonds (including any amounts owing to Ambac pursuant to its rights of subrogation following any payment of interest by Ambac under the Financial Guarantee) pari passu and rateably; and

6.1.3
thirdly, in payment of any principal and premium (if any) owing in respect of the Bonds (including any amounts of principal owing to Ambac pursuant to its rights of subrogation following any payment of principal by Ambac under the Financial Guarantee) pari passu and rateably.

Without prejudice to this Clause 6.1 (Declaration of Trust), if the Trustee holds any moneys which represent principal, premium or interest in respect of Bonds or Coupons which have become void under Condition 9 (Prescription), the Trustee will hold such moneys upon the above trusts provided that the Trustee shall be required to treat the payments of interest and/or principal and/or premium as having been satisfied and no amounts as outstanding or owing in respect thereof. The Trustee shall as soon as practicable apply such moneys as aforesaid and promptly thereafter return such moneys (or the balance thereof, as the case may be) to the Issuer.

6.2	Accumulation
If the amount of the moneys at any time available for payment in respect of the Bonds under Clause 6.1 (Declaration of Trust) is less than 10 per cent. of the principal amount of the Bonds then outstanding, the Trustee may, at its discretion, invest such moneys. The Trustee may retain such investments and accumulate the resulting income until the investments and the accumulations, together with any other funds for the time being under the control of the Trustee and available for such payment, amount to at least 10 per cent. of the principal amount of the Bonds then outstanding and then such investments, accumulations and funds (after deduction of, or provision for, any applicable taxes) will be applied as specified in Clause 6.1 (Declaration of Trust).

6.3	Investment
Any moneys held by the Trustee may be invested in the name or under the control of the Trustee in any investments or other assets in any part of the world whether or not they produce income or are placed on deposit in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may, in its absolute discretion, think fit. The Trustee may at any time vary or transpose any such investments for or into other such investments or convert any moneys so deposited into any other currency, and will not be responsible for any loss occasioned thereby, whether by depreciation in value, fluctuation in exchange rates or otherwise.

7.	AMBAC AND THE FINANCIAL GUARANTEE

7.1	Notice of Demand and Certificate
The Issuer shall procure that the Trustee is notified by no later than close of business on the sixth business day before each Scheduled Payment Date if the amount available to the Issuer for payment of the interest and (if applicable) principal which the Issuer is scheduled to pay on such Scheduled Payment Date in respect of the Bonds and/or Coupons, as the case may be, is or will be less than the Scheduled Amount. If such amount is insufficient for payment of the Scheduled Amount, the Trustee shall deliver a Notice of Demand and Certificate to Ambac with a copy to the Issuer and the Principal Paying Agent requiring Ambac to pay the shortfall in accordance with the terms of the Financial Guarantee.

7.2	Payments under Financial Guarantee at Ambac's Option
Any election by Ambac under the Financial Guarantee to pay any amount of principal in respect of the Bonds and any accrued interest thereon which has become immediately due and payable (whether by virtue of acceleration, prepayment or otherwise) other than on the relevant Scheduled Payment Date shall be made by notice in writing to the Trustee, with a copy to the Issuer, specifying the date on which such amount will be paid by Ambac.

7.3	Payments under Financial Guarantee to go to Principal Paying Agent
The Trustee shall direct Ambac to pay all sums payable under the Financial Guarantee to the Principal Paying Agent; provided that at any time after the occurrence of an Issuer Event of Default, a Potential Issuer Event of Default or an Ambac Event of Default or in the event that the Trustee considers that it would be inappropriate for such sums to be paid to the Principal Paying Agent, the Trustee may require Ambac to make payments to the Trustee or as it may otherwise direct.

7.4	Notice of Ambac's transfer instructions
As soon as reasonably practicable before each date on which Ambac is obliged to make a payment under the Financial Guarantee, it shall notify the Trustee and the Issuer of its irrevocable instructions to the bank effecting payment on its behalf to transfer such amount in accordance with the relevant Notice of Demand and Certificate.

7.5	The Issuer not discharged
The Issuer shall not be discharged from its obligations under the Bonds and this Trust Deed by any payment under the Financial Guarantee; provided that this Clause shall operate only for the purpose of the rights of subrogation of Ambac contemplated by Clause 7.7 (Subrogation).

7.6	Return of Financial Guarantee
The Trustee will return the Financial Guarantee to Ambac for cancellation upon:

7.6.1
the redemption in full of the Bonds by the Issuer, the payment in full of accrued interest thereon and the expiry of any applicable preference period during which the amount of any payments in respect of the Bonds which are subsequently avoided in whole or in part as a preferential transaction under applicable law may be required to be paid by Ambac under the Financial Guarantee; or

7.6.2	the payment in full of all amounts which are or may become due under the Financial Guarantee.

7.7	Subrogation
Without prejudice to its other rights and remedies, Ambac shall be subrogated to all and any rights of the bearers of the Global Bonds, the Bondholders and the Couponholders against the Issuer to the extent of amounts due and payable in respect of the Bonds which have been paid by Ambac under the Financial Guarantee.

7.8	Conflict
To the extent that the provisions of this Trust Deed and the Financial Guarantee conflict, the provisions of the Financial Guarantee shall prevail.

8.	COVENANTS BY THE ISSUER

So long as any Bond is outstanding, the Issuer will:

8.1	Books of Account
Keep proper books of account and, at any time after the occurrence of an Issuer Event of Default or a Potential Issuer Event of Default or if the Trustee or Ambac (so long as it is the Controlling Party) has reasonable grounds to believe that any such event has occurred so far as permitted by applicable law, allow and procure that each of its Subsidiaries (if any) will allow the Trustee, Ambac (so long as it is the Controlling Party) and anyone appointed by either of them access to the books of account of the Issuer and/or the relevant Subsidiary respectively at all reasonable times during normal business hours and to discuss the same with a responsible officer of the Issuer.

8.2	Notice of Issuer Event of Default
Notify the Trustee and Ambac in writing immediately upon becoming aware of the occurrence of any Issuer Event of Default or Potential Issuer Event of Default.

8.3	Information
So far as permitted by applicable law and regulations, give to the Trustee and Ambac such information as they shall require for the performance or the discharge of their respective duties, powers, trusts, authorities and discretions hereunder or under the Financial Guarantee or, in the case of the Trustee, vested in it by operation of law.

8.4	Financial Statements etc.
Send to the Trustee and Ambac (so long as it is the Controlling Party) at the time of their issue and in the case of annual financial statements in any event not more than 180 days after the end of each financial year one copy (in the English language) of every balance sheet and profit and loss account prepared (in either case) in accordance with United Kingdom generally accepted accounting standards applied on a consistent basis (unless otherwise stated in the notes thereto) and one copy of every other document issued or sent by the Issuer to the holders of its publicly held securities generally and, if so requested by the Trustee or Ambac (so long as it is the Controlling Party), one copy of its quarterly balance sheet and profit and loss account when generally available, but in respect of the Issuer, no more than 30 days after the end of the quarter.

8.5	Certificate of Director
Send to the Trustee and Ambac, within 14 days of its annual audited balance sheet and profit and loss account being made available to its members, and also within 14 days after any request by the Trustee or Ambac, a certificate of the Issuer, signed by two Directors to the effect that, having made all reasonable enquiries, to the best of the knowledge, information and belief of the Directors as at a date (the "Certification Date") being not more than five days before the date of the certificate no Issuer Event of Default or Potential Issuer Event of Default had occurred since the date of this Trust Deed or, if later, the Certification Date of the last such certificate (if any) and is continuing or, if such an event had occurred, giving details of it, provided however that the Issuer shall not be required to provide any such certificate more than twice in any calendar year unless the Trustee and/or Ambac reasonably believes that an Issuer Event of Default or a Potential Issuer Event of Default has occurred (in which case the Issuer shall not be required to provide a certificate more than once in any two week period).

8.6	Notices to Bondholders
Send to the Trustee and to Ambac at least five business days before the date of publication, a copy of the form of each notice to the Bondholders to be published in accordance with Condition 17 (Notices) and upon publication two copies of each notice so published, (such notice to be in a form approved by the Trustee (such approval not to be unreasonably withheld or delayed)) and Ambac (so long as it is the Controlling Party), but such approval shall not, unless so stated, constitute approval of such notice for the purposes of section 21 of the Financial Services and Markets Act 2000.

8.7	Further Assurance
So far as permitted by applicable law, at all times execute all such further documents and do all such further acts and things as may be necessary in the opinion of the Trustee and Ambac (so long as it is the Controlling Party) to give effect to the obligations or the Issuer under this Trust Deed.

8.8	Notice of non-payment
Use its best efforts to procure that the Principal Paying Agent notifies the Trustee forthwith in accordance with the Paying Agency Agreement in the event that it does not receive unconditionally the full amount in the relevant currency of the moneys payable on the date on which such amount is to be received by the Principal Paying Agent in accordance with the terms of the Paying Agency Agreement.

8.9	Notice of late payment
Give notice to Ambac and to the Bondholders of any unconditional payment to the Principal Paying Agent or the Trustee of any sum due in respect of the Bonds or Coupons made after the due date for such payment.

8.10	Listing
Use all reasonable endeavours to maintain the admission of the Bonds to listing on the Official List of the UK Listing Authority and to trading on the London Stock Exchange plc. If, however, it is unable to do so, having used such endeavours, or if the maintenance of such listing is agreed by the Trustee and Ambac (if then the Controlling Party) to be unduly onerous and the Trustee is satisfied that the interests of the Bondholders would not be thereby materially prejudiced, the Issuer will instead use all reasonable endeavours to obtain and maintain a listing or quotation of the Bonds on such other stock exchange (giving notice to the Bondholders of any such new listing), which shall be in any case a "recognised stock exchange" for the purposes of section 841 of the UK Income and Corporation Taxes Act 1988, as it may (with the written approval of the Trustee and Ambac (if then the Controlling Party)) decide, and the Issuer shall also use all reasonable endeavours to procure that there will at all times be furnished to any stock exchange or listing authority on which the Bonds are for the time being listed such information as such stock exchange or listing authority may require to be furnished in accordance with its normal requirements or in accordance with any arrangements for the time being made with any such stock exchange or listing authority .

8.11	Maintenance of Paying Agents
At all times maintain a Principal Paying Agent having a specified office in London and, if European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 is brought into force, a paying agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to such Directive or any law implementing or complying with, or introduced to conform to, such Directive.

8.12	Change in Agents
Give not less than 14 days' prior notice to the Bondholders and to Ambac of any future appointment or any resignation or removal of any Paying Agent or of any change by any Paying Agent of its specified office and not make any such appointment or removal or change without the written approval of the Trustee and Ambac (so long as it is the Controlling Party).

8.13	Early Redemption
Give prior notice to the Trustee and to Ambac (within the period set out in such Conditions as applicable) of any proposed redemption pursuant to Condition 7(b) (Redemption at the option of the Issuer) or 7(c) (Redemption for tax reasons) and redeem Bonds accordingly.

8.14	Negative Pledge
Give notice to the Trustee and to Ambac as soon as practicable after the Issuer has formed the intention to create or permit to arise or subsist any Security Interest to secure any Relevant Indebtedness or any guarantee of or indemnity in respect of any Relevant Indebtedness or becomes aware of the existence of any such Security Interest, in each case where the creation or existence of which would oblige the Security Interest to be extended to the Bonds pursuant to Condition 4 (Negative Pledge).

8.15	Obligations under Paying Agency Agreement
Comply with and perform all its obligations under the Paying Agency Agreement and use all its best endeavours to procure that the Paying Agents comply with and perform all their respective obligations thereunder and any notice given by the Trustee pursuant to sub-clause 2.4.1 of Clause 2.4 (Payment after a Default) and notify the Trustee and Ambac (if then the Controlling Party) forthwith on being notified in writing by the relevant Paying Agent of any material breach of the Paying Agency Agreement by such Paying Agent and not make any amendment or modification to such Agreement without the prior written approval of the Trustee and Ambac (if then the Controlling Party).

8.16	List of authorised signatories
Upon the execution of this Trust Deed and thereafter upon any change of the same, deliver to the Trustee (with a copy to the Principal Paying Agent and Ambac) a list of the authorised signatories of the Issuer, together with a certified specimen signature of each such authorised signatory.

8.17	Director's Certificate
Give to the Trustee and Ambac a certificate of two Directors of the Issuer:

8.17.1
specifying the aggregate amount of any Relevant Indebtedness of the Issuer or guaranteed by the Issuer or any of its Subsidiaries in respect of which a Security Interest or Security Interests has or have been created or is or are outstanding, such certificate to be provided before the Issuer or such Subsidiary creates or has outstanding any new Security Interest in respect of Relevant Indebtedness;

8.17.2	specifying the then current Interest Cover ratio, such certificate to be provided by the Issuer not more than 60 days after 30 June and 31 December of each year;

8.17.3
specifying the then current ratio of Senior Total Net Debt to RAV, such certificate to be provided before the Issuer incurs any Financial Indebtedness (other than Permitted Financial Indebtedness) or recommends, makes or pays any Distribution to any of its shareholders;

8.17.4	specifying details of:

(a)
any revocation or surrender or any modification to the terms and conditions of the Issuer's Electricity Distribution Licence which is requisite to the conduct of the Issuer's business at the relevant time;

(b)
any legislation enacted which removes, qualifies or amends (other than an amendment which is of a formal, minor or technical nature) the duties of the Secretary of State for Trade and Industry (or any successor) and/or OFGEM under the Electricity Act as in force on the Issue Date; and

(c)	any proposal of any amendment to the provisions of the memorandum and articles of association for the time being of the Issuer described in Condition 10(a)(iii),

8.18	Certificate of Outstandings
In order to enable the Trustee to ascertain the amount of Bonds for the time being outstanding and Ambac to ascertain the extent of the Guaranteed Obligations, deliver to the Trustee and Ambac within 28 days of being requested by the Trustee or Ambac, as the case may be, a certificate in writing signed by two Directors of the Issuer setting out the total number and principal amount of Bonds which up to and including the date being no more than 10 days before the date of the certificate have been purchased and not cancelled and are held by or on behalf of the Issuer, CE Electric UK Funding Company or any Affiliate, Holding Company or Subsidiary of the foregoing, provided that neither the Trustee nor Ambac may request such a certificate more than once in any calendar year.

9.	COVENANTS BY AMBAC
Ambac hereby covenants with the Trustee and, in respect of Clauses 9.1 (Financial Information of Ambac), 9.3 (Information for Stock Exchange), 9.4 (Further Assurance), 9.5 (Notification of Ambac Event of Default), 9.6 (Confirmation of no Ambac Event of Default), 9.7 (Notice to Bondholders) and 9.8 (List of Authorised Signatories) below, with the Issuer, that so long as any of the Bonds remain outstanding, it will:

9.1	Financial information of Ambac
Send to the Trustee and to the Issuer at the time of issue thereof and in any event not more than 180 days after the end of each of its financial years one copy of every audited balance sheet and audited income statement prepared (in either case) in accordance with United Kingdom generally accepted accounting standards applied on a consistent basis (unless otherwise stated in the notes to such financial statements) and, if so requested by the Trustee or the Issuer, one copy of its quarterly balance sheet and income statement when generally available.

9.2	Information
So far as permitted by applicable law and regulatory requirements, at all times give to the Trustee such information as may be required for the purpose of the discharge of the duties, powers, trusts, authorities and discretions vested in it by this Trust Deed or by operation of law.

9.3	Information for stock exchange
Use its reasonable endeavours to procure that, at the request of the Issuer, there will at all times be furnished at the expense of the Issuer to any stock exchange or listing authority on which the Bonds are for the time being listed such information concerning Ambac and the Financial Guarantee as such stock exchange or listing authority may require to be furnished in accordance with its normal requirements or in accordance with any arrangements for the time being made by the Issuer with such stock exchange with the prior approval of Ambac (such approval not to be unreasonably withheld or delayed).

9.4	Further assurance
So far as permitted by applicable law and regulatory requirements, execute all such further documents and do all further acts and things which are necessary at any time in the opinion of the Trustee to give effect to the provisions of this Trust Deed and the Financial Guarantee.

9.5	Notification of Ambac Event of Default
Give notice in writing to the Trustee, with a copy to the Issuer, forthwith upon becoming aware of the occurrence of any Ambac Event of Default.

9.6	Confirmation of no Ambac Event of Default
Deliver to the Trustee at least once in every financial year and as soon as practicable after being so requested in writing by the Trustee, a certificate of Ambac signed by an authorised signatory of Ambac certifying that at the date thereof, to the best of Ambac's knowledge and belief having made all reasonable enquiries, no Ambac Event of Default has occurred or, if it has, specifying such Ambac Event of Default and stating when it occurred and whether it is continuing, provided, however, that Ambac shall not be required to provide such a certificate more than twice in any calendar year unless the Trustee reasonably believes that an Ambac Event of Default has occurred (in which event Ambac shall not be required to provide such a certificate more than once in any two week period).

9.7	Notice to Bondholders
Send to the Trustee, with a copy to the Issuer, a copy of the form of any notice to be given to the Bondholders by Ambac and will not publish any such notice until the same has been approved by the Trustee (which approval shall not, unless so stated, constitute approval of such notice for the purposes of section 21 of the Financial Services and Markets Act 2000).

9.8	List of Authorised Signatories
Upon the execution of this Trust Deed and thereafter forthwith upon any change of the same, deliver to the Trustee (with a copy to the Principal Paying Agent and the Issuer) a list of the authorised signatories of Ambac, together with a certified specimen signature of each such authorised signatory.

10.	COVENANTS BY THE ISSUER IN FAVOUR OF AMBAC

10.1
The Issuer hereby covenants with and undertakes to Ambac that, so long as any of the Bonds remain outstanding and for so long as no Ambac Event of Default has occurred and is continuing (and provided that the covenants in this Clause 11 will continue where any Ambac Event of Default relating to paragraph (a)(i) of the definition of "Ambac Event of Default" (as defined in the Conditions) is caused solely by an administrative or technical error which is cured within two Business Days of such Ambac Event of Default first arising), (with respect to itself) that it will comply with the following covenants and restrictions:

10.1.1	it shall:

(a)	not modify or amend, or agree to any modification or amendment to the Electricity Distribution Licence without the consent of OFGEM;

(b)
use all reasonable endeavours to procure that the underlying or shadow credit rating of the Bonds and any outstanding public long term unsecured, unguaranteed and unsubordinated debt of the Issuer is assigned Investment Grade Ratings by both Rating Agencies, and that such Investment Grade Ratings are maintained;

(c)
not, without the prior written consent of Ambac, agree to any amendment to the provisions of the memorandum and articles of association for the time being of the Issuer that (x) restrict the activities in which any of the Issuer or any of its Subsidiaries (as applicable) may engage or participate in, (y) limit the disposal by any such company of any or all of its assets, revenues or properties of any nature whatsoever and (z) limit the Incurrence of Indebtedness by any such company, provided that this paragraph (iii) shall not apply to any such amendment required by OFGEM and, if such amendment is required by OFGEM, the Issuer shall notify Ambac in writing as soon as practicable of such requirement;

(d)	procure that no Security Interest is created or granted upon, or with respect to, any of the present or future ordinary shares of the Issuer or any of its Subsidiaries;

(e)	not, without the prior written consent of Ambac, modify or amend, or consent to any modification or amendment of any Existing Negative Pledge; and

(f)
not have any subsidiary undertaking (as defined in the Companies Act) except for the Issuer, unless required to do so by OFGEM or consequent to any rule or regulation of OFGEM which is applicable to the Issuer.

10.1.2	the Issuer will procure that:

(a)	Interest Cover for each Relevant Period ending on or prior to 31 December 2006 shall be not less than 2.00:1; and

(b)	Interest Cover for each Relevant Period ending after 31 December 2006 shall not be less than 2.50:1;

10.1.3	the Issuer shall not incur any further Financial Indebtedness other than Permitted Financial Indebtedness unless the following conditions are satisfied:

(a)	if such Financial Indebtedness is incurred:

(i)
in the period commencing on the Issue Date and ending on 30 December 2008, the ratio of Senior Total Net Debt (as at the end of the month immediately preceding the date on which the Financial Indebtedness is to be incurred and after giving effect to the gross proposed Financial Indebtedness on a pro forma basis but less cash raised to the extent that it is retained for (i) redemption of existing indebtedness or (ii) Capital Investment) to RAV does not exceed 0.68:1; or

(ii)
on or after 31 December 2008, the ratio of Senior Total Net Debt (as at the end of the month immediately preceding the date on which the Financial Indebtedness is to be incurred and after giving effect to the gross proposed Financial Indebtedness on a pro forma basis but less cash raised to the extent that it is retained for (i) redemption of existing indebtedness or (ii) Capital Investment) to RAV does not exceed 0.65:1; and

(b)	such Financial Indebtedness (save for any Financial Indebtedness which in aggregate does not exceed 5% of RAV) ranks no higher than pari passu with the Bonds.

10.1.4	the Issuer will not incur any further Financial Indebtedness other than Permitted Financial Indebtedness unless the following conditions are satisfied:

(a)	if such Financial Indebtedness is incurred:

(i)
in the period commencing on the Issue Date and ending on 30 December 2008, the ratio of Senior Total Net Debt (as at the end of the month immediately preceding the date on which the Financial Indebtedness is to be incurred and after giving effect to the gross proposed Financial Indebtedness on a pro forma basis but less cash raised to the extent that it is retained for (i) redemption of existing indebtedness or (ii) Capital Investment) to RAV does not exceed 0.68:1; or

(ii)
on or after 31 December 2008, the ratio of Senior Total Net Debt (as at the end of the month immediately preceding the date on which the Financial Indebtedness is to be incurred and after giving effect to the gross proposed Financial Indebtedness on a pro forma basis but less cash raised to the extent that it is retained for (i) redemption of existing indebtedness or (ii) Capital Investment) to RAV does not exceed 0.65:1; and

(b)
such Financial Indebtedness (save for any Financial Indebtedness which in aggregate does not exceed 5% of RAV) ranks no higher than pari passu with the Issuer's present and future unsecured payment obligations.

10.1.5	the Issuer will not make any Distribution unless:

(a)
in the period commencing on the Issue Date and ending on 30 December 2006, the ratio of Senior Total Net Debt (as at the end of the month immediately preceding the date on which the Distribution is to be made and calculated on a pro forma basis as if the Distribution had been made) to RAV does not exceed 0.79:1;

(b)
in the period commencing on 31 December 2006 and ending on 30 December 2007, the ratio of Senior Total Net Debt (as at the end of the month immediately preceding the date on which the Distribution is to be made and calculated on a pro forma basis as if the Distribution had been made) to RAV does not exceed 0.77:1; and

(c)
on or after 31 December 2007, the ratio of Senior Total Net Debt (as at the end of the month immediately preceding the date on which the Distribution is to be made and calculated on a pro forma basis as if the Distribution had been made) to RAV does not exceed 0.75:1.

11.	REMUNERATION AND INDEMNIFICATION OF THE TRUSTEE

11.1	Normal Remuneration
So long as any Bond is outstanding the Issuer will pay to the Trustee by way of remuneration for its services as Trustee such sum as may from time to time be agreed between them. Such remuneration will accrue from day to day from the date of this Trust Deed and shall be payable on such dates as may from time to time be agreed between the Issuer and the Trustee. However, if any payment to a Bondholder or Couponholder of the moneys due in respect of any Bond or Coupon is improperly withheld or refused upon due presentation of such Bond or Coupon, such remuneration will again accrue as from the date of such presentation until payment to such Bondholder or Couponholder is duly made.

11.2	Extra Remuneration
At any time after the occurrence of an Issuer Event of Default or an Ambac Event of Default or if the Trustee finds it expedient or necessary or is requested by the Issuer to undertake duties which the Trustee and the Issuer agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, the Issuer will pay such additional remuneration as may be agreed between them or, failing agreement as to any of the matters in this Clause 11.2 (or as to such sums referred to in Clause 11.1 (Normal Remuneration)) as determined by a merchant or investment bank (acting as an expert) selected by the Trustee and approved by the Issuer or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales, the expenses involved in such nomination and the fee of such merchant or investment bank being paid by the Issuer. The determination of such merchant or investment bank will be conclusive and binding on the Issuer, the Trustee, the Bondholders and the Couponholders, save in the case of manifest error.

11.3	Expenses
The Issuer will also pay or discharge all costs, charges, liabilities and expenses properly incurred by the Trustee in relation to the preparation and execution of this Trust Deed and the carrying out of its functions under this Trust Deed including, but not limited to, legal and travelling expenses and any stamp registration, documentary or other taxes or duties paid by the Trustee in connection with any legal proceedings brought or contemplated by the Trustee against the Issuer for enforcing any obligation of the Issuer under this Trust Deed, the Bonds or the Coupons.

11.4	Payment of Expenses
All costs, charges, liabilities and expenses properly incurred and payments properly made by the Trustee in the lawful performance of its functions under this Trust Deed will be payable or reimbursable by the Issuer on demand by the Trustee and:

11.4.1
in the case of payments made by the Trustee prior to such demand will carry interest from the date on which the demand is made at the rate of 2 per cent. per annum over the base rate of HSBC Bank Plc on the date on which such payments were made by the Trustee; and

11.4.2
in all other cases will carry interest at such rate from 30 days after the date on which the demand is made or (where the demand specifies that payment is to be made on an earlier date) from such earlier date.

11.5	Indemnity

Subject to the provisions of Clause 13 (Trustee Liable for Negligence), the Issuer will indemnify the Trustee in respect of all liabilities and expenses properly incurred by it or by anyone appointed by it or to whom any of its functions may be delegated by it in the carrying out of its functions under this Trust Deed and against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all costs, charges and expenses paid or incurred in disputing or defending any of the foregoing) which any of them may incur or which may be made against any of them arising out of or in relation to or in connection with, its appointment or the proper exercise of its function.

11.6	Provisions Continuing
The provisions of Clauses 11.3 (Expenses), 11.4 (Payment of Expenses) and 11.5 (Indemnity) will continue in full force and effect in relation to the Trustee even if it may have ceased to be Trustee.

12.	PROVISIONS SUPPLEMENTAL TO THE TRUSTEE ACT 1925
By way of supplement to the Trustee Act 1925 and the Trustee Act 2000 it is expressly declared as follows:

12.1	Advice
The Trustee may act on the opinion or advice of or information obtained from, any expert (whether obtained by the Issuer, Ambac, the Trustee, the Principal Paying Agent, or any other person whatsoever) and which opinion or advice may be provided on such terms (including as to limitations on liability) as the Trustee may consider in its sole discretion to be consistent with prevailing market practice with regard to advice or opinions of that nature and will not be responsible to anyone for any loss occasioned by so acting. Any such opinion, advice or information may be sent or obtained by letter, telex or facsimile transmission and the Trustee will not be liable to anyone for acting in good faith on any opinion, advice or information purporting to be conveyed by such means even if it contains some error or is not authentic.

12.2	Trustee to Assume Due Performance
The Trustee need not notify anyone of the execution of this Trust Deed or do anything to ascertain whether any Issuer Event of Default, Potential Issuer Event of Default, Restructuring Event, Negative Rating Event, Rating Downgrade or any event which could lead to the occurrence of or could constitute an Issuer Event of Default, a Potential Issuer Event of Default, a Restructuring Event, a Negative Rating Event or a Rating Downgrade has occurred and, until it has actual knowledge or express notice to the contrary, the Trustee may assume that no such event has occurred and that the Issuer is performing all of its obligations under this Trust Deed, the Bonds and the Coupons.

12.3	Resolutions of Bondholders
The Trustee will not be responsible for having acted in good faith upon a resolution purporting to have been passed at a meeting of Bondholders in respect of which minutes have been made and signed even though it may later be found that there was a defect in the constitution of such meeting or the passing of such resolution or that such resolution was not valid or binding upon the Bondholders or the Couponholders.

12.4	Certificate signed by a Director or Authorised Signatory
The Trustee may call for and may accept as sufficient evidence of any fact or matter or of the expediency of any act a certificate of the Issuer signed by any two Directors or Authorised Signatories of the Issuer or Ambac (as the case may be) as to any fact or matter upon which the Trustee may, in the exercise of any of its functions, required to be satisfied or to have information to the effect that, in the opinion of the person so certifying, any particular act is expedient and the Trustee need not call for further evidence and will not be responsible for any loss that may be occasioned by acting on any such certificate.

12.5	Custodians and nominees
The Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets of the trust as the Trustee may determine, including for the purpose of depositing with a custodian this Trust Deed or any document relating to the trust created hereunder and the Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person; the Trustee is not obliged to appoint a custodian if the Trustee invests in securities payable to bearer.

12.6	Agents
Whenever it considers it expedient in the interests of the Bondholders, the Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money). Provided it has exercised reasonable care in the selection of such agent, the Trustee will not be responsible to anyone for any misconduct or omission on the part of any such agent so employed by it or be bound to supervise the proceedings or acts of any such agent.

12.7	Delegation
Whenever it considers it expedient in the interests of the Bondholders, the Trustee may delegate to any person and on any terms (including power to sub-delegate) all or any of its functions. If the Trustee exercises reasonable care in the selection of such delegate, it will not be under any obligation to supervise such delegate or be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of any misconduct or default by any such delegate or sub-delegate.

12.8	Forged Bonds
The Trustee will not be liable to the Issuer, Ambac or any Bondholder or Couponholder by reason of having accepted as valid or not having rejected any Bond or Coupon purporting to be such and later found to be forged or not authentic.

12.9	Confidentiality
Unless ordered to do so by a court of competent jurisdiction the Trustee shall not be required to disclose to any Bondholder, Couponholder or Ambac any confidential financial or other information made available to the Trustee by the Issuer or any of its Subsidiaries.

12.10	Determinations Conclusive
Subject to Conditions 14 (Enforcement) and 15 (Controlling Party) and Clause 19 (Controlling Party), as between itself and the Bondholders and Couponholders the Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed. Every such determination, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, will be conclusive and shall bind the Trustee, Ambac, the Bondholders and the Couponholders.

12.11	Currency Conversion
Where it is necessary or desirable to convert any sum from one currency to another, it will (unless otherwise provided hereby or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may be specified by the Trustee but having regard to current rates of exchange, if available. Any rate, method and date so specified will be binding on the Issuer, the Bondholders and the Couponholders. This Clause 12.11 applies both to actual conversions and to notional conversions made for the purposes of establishing the equivalent of a sum in one currency in another currency.

12.12	Issuer Events of Default
Subject to Conditions 10 (Covenants by the Issuer to Ambac), 11 (Issuer Events of Default) and 15 (Controlling Party) and Clause 19 (Controlling Party), the Trustee may determine whether or not a default in the performance or observance by the Issuer of any of its obligations under this Trust Deed is in its opinion capable of remedy and/or whether or not any event is in its opinion materially adverse or prejudicial (as applicable) to the interests of the Bondholders. Any such determination will be conclusive and binding upon the Issuer, Ambac, the Bondholders and the Couponholders.

12.13	Payment for and Delivery of Bonds
The Trustee will not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Bonds, the exchange of the Temporary Global Bond for the Permanent Global Bond or of the Permanent Global Bond for any definitive Bonds or the delivery of definitive Bonds to the persons entitled to them.

12.14	Responsibility
The Trustee assumes no responsibility for the correctness of Recitals (A), (B) or (D) to this Trust Deed which shall be taken as statements by the Issuer and Ambac respectively, nor shall the Trustee by the execution of these presents be deemed to make any representation as to the validity, sufficiency or enforceability of this Trust Deed or any part thereof and makes no representation with respect thereto.

12.15	Trustee's discretion
Save as expressly otherwise provided in this Trust Deed (including the Conditions), the Trustee shall have absolute and uncontrolled discretion as to the exercise or non-exercise of its trusts, powers, authorities and discretions under these presents (the exercise or non-exercise of which as between the Trustee, the Bondholders and the Couponholders shall be conclusive and binding on Ambac, the Bondholders and Couponholders) and, subject to Clause 13 (Trustee Liable for Negligence), shall not be responsible for any loss, liability, cost, claim, action, demand, expense or inconvenience which may result from their exercise or non-exercise.

12.16	Consents
Save as expressly otherwise provided in this Trust Deed (including the Conditions), any consent or approval given by the Trustee for the purposes of this Trust Deed may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in this Trust Deed may be given retrospectively.

12.17	Professional Charges
Any trustee of this Trust Deed being a lawyer, accountant, broker or other person engaged in any professional or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his firm in connection with the trusts of this Trust Deed and also his reasonable charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with this Trust Deed.

12.18	Bondholders as a class
In connection with the exercise of its trusts, powers or discretions (including but not limited to those in relation to any proposed modification, waiver, authorisation, or substitution) the Trustee shall have regard to the general interests of the Bondholders as a class and, in particular, but without limitation, shall not have regard to the consequences of such exercise for individual Bondholders and Couponholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory and the Trustee shall not be entitled to require, nor shall any Bondholder or Couponholder be entitled to claim, from the Issuer, Ambac or the Trustee any indemnification or payment in respect of any tax consequences of any such exercise upon individual Bondholders or Couponholders except to the extent provided for in Condition 8 (Taxation) and/or any undertaking given in addition to, or in substitution for, Condition 8 (Taxation) pursuant to this Trust Deed.

12.19	Ratings
The Trustee shall have no responsibility for the maintenance of any rating of the Bonds by any rating agency or any other person.

12.20	Validity of documents
The Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in this Trust Deed, the Bonds, or any other agreement or document relating to the transactions herein or therein contemplated or for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity enforceability or admissibility in evidence of this Trust Deed or any other document relating or expressed to be supplemental thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or any other document relating to or expressed to be supplemental thereto.

12.21	Disapplication
Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by this Trust Deed. Where there are any inconsistencies between the Trustee Acts and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act.

13.	TRUSTEE LIABLE FOR NEGLIGENCE
Nothing in this Trust Deed shall in any case in which the Trustee has failed to show the degree of care and diligence required of it as trustee, having regard to the provisions of this Deed, relieve or indemnify it from or against any liability which by virtue of any rule of law would otherwise attach to it in respect of any negligence, default, breach of duty or breach of trust of which it may be guilty.

14.	WAIVER

14.1	Waiver
Subject to Condition 15 (Controlling Party) and Clause 19 (Controlling Party), the Trustee may, other than in respect of the matters detailed in the proviso to paragraph 19 of Schedule 5 (Provisions for Meetings of Bondholders) subject to the prior written consent of Ambac (if Ambac is then the Controlling Party), without the consent of the Bondholders or Couponholders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Bondholders will not be materially prejudiced thereby, waive or authorise, on such terms and conditions as seems expedient to it, any breach or proposed breach by the Issuer of any of the provisions of this Trust Deed or the Bonds or determine that any event, condition or act which would otherwise be an Issuer Event of Default or Potential Issuer Event of Default will not be treated as such provided that where the Trustee is the Controlling Party, it will not do so in contravention of any express direction given by any Extraordinary Resolution or a written request made pursuant to Condition 11 (Issuer Events of Default) but no such direction or request will affect any previous waiver, authorisation or determination. Any such waiver, authorisation or determination will be binding on the Bondholders and the Couponholders and, if the Trustee so requires, will be notified to the Bondholders as soon as practicable.

14.2	Enforcement Proceedings
At any time after amounts in respect of principal of and interest on the Bonds or amounts payable by Ambac under the Financial Guarantee shall have become due and payable but are unpaid, the Trustee may, at its discretion, and without further notice but subject as mentioned below, take such proceedings against, respectively:

14.2.1	the Issuer as it may think fit to enforce the provisions of this Trust Deed in accordance with the terms hereof; and/or

14.2.2	Ambac as it may think fit to enforce the provisions of the Financial Guarantee.

If the Trustee is not the Controlling Party it shall not be permitted to take any such proceedings as are referred to in Clause 15.2.1 above against the Issuer unless it has been directed by the Controlling Party to do so and shall only be bound to take proceedings against the Issuer at the direction of the Controlling Party if it has been indemnified to its satisfaction by the Controlling Party. If the Trustee is the Controlling Party, it shall only be bound to take proceedings pursuant to Clause 15.2.1. or 15.2.2 if it has been indemnified to its satisfaction by the Bondholders and it has been so requested in writing by the holders of not less than 25 per cent. of the principal amount outstanding of the Bonds or has been so directed by an Extraordinary Resolution.

14.3	No action by Bondholders or Couponholders
Subject as provided in this Trust Deed (including the Conditions) only the Trustee may pursue the remedies available under general law or under this Trust Deed to enforce the rights of the Bondholders or Couponholders and no such holder will be entitled to proceed against the Issuer or Ambac unless the Trustee, having become bound to act in accordance with the terms of this Trust Deed, fails to do so and such failure is continuing. If, in connection with any insolvency, bankruptcy, administration, dissolution, liquidation or analogous procedure relating to the Issuer, a payment on the Bonds by the Issuer is claimed to be or is avoided as a preferential transfer, Ambac may (provided that Ambac is then the Controlling Party) direct all matters relating to such claim or avoidance on behalf of the Trustee, the Bondholders and the Couponholders.

15.	TRUSTEE NOT PRECLUDED FROM ENTERING INTO CONTRACTS
No person, whether acting for itself or in any other capacity, will be precluded from becoming the owner of, or acquiring any interest in, holding or disposing of any Bond or Coupon or any shares or securities of the Issuer or any of its subsidiary, holding or associated companies with the same rights as it would have had if the Trustee were not Trustee or from entering into or being interested in any contracts or transactions with the Issuer or its subsidiary, holding or associated companies or from acting on, or as depositary or agent for, any committee or body of holders of any securities of the Issuer or its subsidiary, holding or associated companies and will not be liable to account for any profit.

16.	MODIFICATION AND SUBSTITUTION
The provision in this Clause 16 shall be subject to Condition 15 (Controlling Party) and Clause 19 (Controlling Party).

16.1	Modification
Subject to the prior written consent of Ambac (if Ambac is then the Controlling Party) the Trustee may, without the consent of the Bondholders or Couponholders, agree (i) to any modification to this Trust Deed or the Conditions or the Financial Guarantee which is of a formal, minor or technical nature or is made to correct a manifest error or (ii) other than in respect of the matters detailed in the proviso to paragraph 19 of Schedule 5 (Provisions for Meetings of Bondholders) to any modification to this Trust Deed, the Conditions or the Financial Guarantee which is in its opinion not materially prejudicial to the interests of the Bondholders. Any such modification shall be binding on the Bondholders and the Couponholders and, unless the Trustee agrees otherwise, the Issuer shall cause such modification to be notified to the Bondholders as soon as practicable thereafter in accordance with the Conditions. Notwithstanding the provisions of the foregoing, the Issuer and Ambac may, without the consent of the Bondholders or Couponholders, agree to any modification to Condition 10 (Covenants by the Issuer to Ambac) and to Clause 10 (Covenants by the Issuer in favour of Ambac) of this Trust Deed.

16.2	Substitution

16.2.1
The Trustee may, without the consent of the Bondholders or Couponholders, agree with the Issuer, but with the consent of Ambac (if Ambac is then the Controlling Party) (such consent not to be unreasonably withheld or delayed), to the substitution of any wholly-owned Subsidiary of the Issuer (the "Substituted Obligor") in place of the Issuer (or of any previous substitute under this sub-clause 16.2.1) as the principal debtor under this Trust Deed, the Bonds and the Coupons provided that, in the opinion of the Trustee, the interests of the Bondholders will not be materially prejudiced thereby and also provided that:

(a)
a trust deed is executed or some other form of undertaking is given by the Substituted Obligor to the Trustee, in form and manner satisfactory to the Trustee, agreeing to be bound by the terms of this Trust Deed, the Bonds and the Coupons with any consequential amendments which the Trustee may deem appropriate as fully as if the Substituted Obligor had been named in this Trust Deed and on the Bonds and Coupons as the principal debtor in place of the Issuer;

(b)
where the Substituted Obligor is subject generally to the taxing jurisdiction of any territory or any authority of or in that territory having power to tax (the "Substituted Territory") other than the territory to the taxing jurisdiction of which (or to any such authority of or in which) the Issuer is subject generally (the "Issuer's Territory') the Substituted Obligor will (unless the Trustee otherwise agrees) give to the Trustee an undertaking in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 8 (Taxation) with the substitution for the references in that Condition to the Issuer's Territory of references to the Substituted Territory and Condition 7(c) (Redemption for tax reasons) shall be modified accordingly; and in such event the Trust Deed, the Bonds and the Coupons will be read accordingly;

(c)
if any two of the Directors of the Substituted Obligor certify that it will be solvent immediately after such substitution, the Trustee need not have regard to the financial condition, profits or prospects of the Substituted Obligor or compare them with those of the Issuer;

(d)	the Issuer and the Substituted Obligor comply with such other requirements as the Trustee may direct in the interests of the Bondholders; and

(e)
(unless the Issuer's successor in business is the Substituted Obligor) the obligations of the Substituted Obligor under this Trust Deed, the Bonds and the Coupons are unconditionally and irrevocably guaranteed by the Issuer in form and manner satisfactory to the Trustee.

16.2.2
Release of Substituted Issuer: Any such agreement by the Trustee pursuant to this Clause 16.2 will, if so expressed, operate to release the Issuer (or any such previous substitute) from any or all of its obligations under this Trust Deed, the Bonds and the Coupons. Not later than 14 days after the execution of any such documents and after compliance with such requirements, notice of the substitution will be given to the Bondholders.

16.2.3
Completion of Substitution: Upon the execution of such documents and compliance with such requirements, the Substituted Obligor will be deemed to be named in this Trust Deed and the Financial Guarantee and on the Bonds and Coupons as the principal debtor in place of the Issuer (or of any previous substitute under this Clause 16.2) and this Trust Deed, the Financial Guarantee, the Bonds and the Coupons will be deemed to be modified in such manner as shall be necessary to give effect to the substitution.

17.	APPOINTMENT RETIREMENT AND REMOVAL OF THE TRUSTEE

17.1	Appointment
The Issuer will have the power of appointing new trustees but no person will be so appointed unless previously approved by an Extraordinary Resolution of Bondholders and approved in writing by Ambac (if then the Controlling Party). A trust corporation will at all times be a Trustee and may be the sole Trustee. Any appointment of a new Trustee will be notified by the Issuer to the Bondholders as soon as practicable.

17.2	Retirement and Removal
The Trustee may not resign its appointment unless a successor, willing to act in such capacity, has been appointed by the Issuer with the prior consent of Ambac (if Ambac is then the Controlling Party) and the Bondholders by Extraordinary Resolution, provided that the Trustee shall not be prevented from resigning its appointment if, having given notice in writing to the Issuer and Ambac (if Ambac is then the Controlling Party) of its intention to resign its appointment, a successor is not appointed within the period of three months from the date of such notice. The Bondholders may by Extraordinary Resolution remove any Trustee provided that the retirement or removal of any sole trustee or sole trust corporation will not become effective until a trust corporation is appointed as successor Trustee. If a sole trustee or sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal under this Clause 17.2, the Issuer will use its best endeavours to procure that another trust corporation be appointed as Trustee.

17.3	Co-Trustees
The Trustee may, despite Clause 17.1 (Appointment), by notice in writing to the Issuer appoint anyone to act as an additional Trustee jointly with the Trustee:

17.3.1	if the Trustee considers such appointment to be in the interests of the Bondholders and/or the Couponholders;

17.3.2	for the purpose of conforming with any legal requirement, restriction or condition in any jurisdiction in which any particular act is to be performed; or

17.3.3	for the purpose of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction against the Issuer of either a judgment already obtained or any of the provisions of this Trust Deed.

Subject to the provisions of this Trust Deed the Trustee may confer on any person so appointed such functions as it thinks fit. The Trustee may by notice in writing to the Issuer and such person remove any person so appointed. At the request of the Trustee, the Issuer, as applicable, will forthwith do all things as may be required to perfect such appointment or removal and it irrevocably appoints the Trustee to be its attorney in its name and on its behalf to do so.

17.4	Competence of a Majority of Trustees
If there are more than two Trustees the majority of such Trustees will (provided such majority includes a trust corporation) be competent to carry out all or any of the Trustee's functions.

18.	COUPONS

18.1	Notices
Neither the Trustee nor the Issuer need give any notice to the Couponholders and the Couponholders will be deemed to have notice of the contents of any notice given to the Bondholders in accordance with the Conditions.

18.2	Bondholders assumed to hold Coupons
Even if it has express notice to the contrary, whenever the Trustee is required to exercise any of its functions by reference to the interests of the Bondholders, the Trustee will assume that each Bondholder is the holder of all Coupons appertaining to each Bond of which he is the bearer. The holders of Coupons shall be bound by and subject to the terms of this Trust Deed to the same extent as if they were Bondholders; provided that no holder of a Coupon shall have any right of action by virtue of this Trust Deed or its holding of such Coupon.

19.	CONTROLLING PARTY

Subject to (i) Ambac being at that time the Controlling Party and (ii) Ambac giving notice to the Trustee that it intends to exercise the Trust Rights, Ambac shall have exclusive control to exercise the Trust Rights or to direct the exercise of the Trust Rights (as applicable) without regard to the interests of any other person, and will not be a fiduciary or owe any fiduciary duties to any person under the Trust Deed and will be exclusively authorised to direct and refrain from directing, the Trustee under this Trust Deed in the exercise of the Trust Rights without regard to the interests of any other person, provided that such power shall not extend to permit Ambac (i) to exercise or direct the exercise of the Excluded Rights, which shall, so long as any of the Bonds remain outstanding, be exercisable by the Trustee in its sole discretion without regard to the provisions of Condition 15 or this Clause 19, or (ii) to require any modification as is mentioned in the proviso to paragraph 19 of Schedule 5 (Provisions for Meetings of Bondholders).

20.	CURRENCY INDEMNITY

20.1	Currency of Account and Payment
Pounds sterling (the "Contractual Currency") is the sole currency of account and payment for all sums payable by the Issuer under or in connection with this Trust Deed, the Bonds and the Coupons, including damages.

20.2	Extent of discharge
Any amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise), by the Trustee any Bondholder or Couponholder in respect of any sum expressed to be due to it from the Issuer will only constitute a discharge to the Issuer to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

20.3	Indemnities
If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed, the Bonds or the Coupons, the Issuer will indemnify it against any loss sustained by it as a result. In any event, the Issuer will indemnify the recipient against the cost of making any such purchases.

20.4	Indemnities separate
These indemnities constitute a separate and independent obligation from the other obligations in this Trust Deed, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Trustee and/or any Bondholder or Couponholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed, the Bonds and/or the Coupons or any judgment or order. No proof of evidence of any actual loss may be required.

20.5	Merger
Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Trust Deed, without the execution or filing of any paper or any futher act on the part of any of the parties hereto.

21.	COMMUNICATIONS

Any communication shall be by letter or facsimile transmission:

21.1.1	in the case of the Issuer, to it:

Lloyds Court
78 Grey Street
Newcastle upon Tyne NE1 6AF

Fax no: + 44 191 223 5142
Attention:  Finance Director

21.1.2	in the case of Ambac, to it at:

Hasilwood House
60 Bishopsgate
London EC2N 4BE

Fax no. 020 7786 4343
Attention: General Counsel

21.1.3	and in the case of the Trustee, to it at:

1 Grenville Street
St Helier
Jersey
JE4 9PF

Fax no. +44 15 34 606159
Attention:  The Manager, Corporate Services

Any such communication will take effect, in the case of delivery, at the time of delivery or, in the case of telex or facsimile transmission, at the time of despatch.

Any communication not by letter shall be confirmed by letter but failure to send or receive the letter of confirmation shall not invalidate the original communication.

22.	GOVERNING LAW

This Trust Deed shall be governed by and construed in accordance with English law.

23.	COUNTERPARTS

This Trust Deed may be executed in any number of counterparties and by the parties hereto on separate counterparts, each of which shall be an original, but all the counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF this Trust Deed has been executed as a deed by the parties hereto and is intended to be and is hereby delivered the day and year first before written.

SCHEDULE 1

Form of Temporary Global Bond

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

YORKSHIRE ELECTRICITY DISTRIBUTION PLC
(incorporated with limited liability under
the laws of England and Wales with registered number 04112320)

£200,000,000
5.125 per cent. Bonds due 2035

TEMPORARY GLOBAL BOND

1.	INTRODUCTION

This Temporary Global Bond is issued in respect of the £200,000,000 5.125 per cent. Bonds due 2035 (the "Bonds") of Yorkshire Electricity Distribution plc (the "Issuer"). The Bonds are subject to, and have the benefit of, a trust deed dated 5 May 2005 (as amended or supplemented from time to time, the "Trust Deed") between the Issuer, Ambac Assurance UK Limited ("Ambac") and HSBC Trustee (C.I.) Limited as trustee (the "Trustee", which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed) and are the subject of a paying agency agreement dated 5 May 2005 (as amended or supplemented from time to time, the "Agency Agreement") and made between the Issuer, HSBC Bank plc as principal paying agent (the "Principal Paying Agent", which expression includes any successor principal paying agent appointed from time to time in connection with the Bonds), the other paying agent named therein (together with the Principal Paying Agent, the "Paying Agents", which expression includes any successor or additional paying agents appointed from time to time in connection with the Bonds) and the Trustee.

2.	REFERENCES TO CONDITIONS

Any reference herein to the "Conditions" is to the terms and conditions of the Bonds set out in Schedule 4 (Terms and Conditions of the Bonds) of the Trust Deed and any reference to a numbered "Condition" is to the correspondingly numbered provision thereof. Words and expressions defined in the Conditions shall have the same meanings when used in this Temporary Global Bond.

3.	PROMISE TO PAY

The Issuer, for value received, promises to pay to the bearer of this Temporary Global Bond the principal sum of

£200,000,000
(One Hundred and Fifty Million Pounds Sterling)

on 5 May 2035 or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions; provided, however, that such interest shall be payable only:

3.1
in the case of interest falling due before the Exchange Date (as defined below), to the extent that a certificate or certificates issued by Euroclear Bank S.A./N.V. as operator of the Euroclear System ("Euroclear") and/or Clearstream Banking, société anonyme, Luxembourg ("Clearstream, Luxembourg") dated not earlier than the date on which such interest falls due and in substantially the form set out in Schedule 3 (Form of Euroclear/Clearstream, Luxembourg Certification) hereto is/are delivered to the Specified Office (as defined in the Conditions) of the Principal Paying Agent; or

3.2
in the case of interest falling due at any time, to the extent that the Issuer has failed to procure the exchange for a permanent global bond of that portion of this Temporary Global Bond in respect of which such interest has accrued.

4.	NEGOTIABILITY

This Temporary Global Bond is negotiable and, accordingly, title to this Temporary Global Bond shall pass by delivery.

5.	EXCHANGE

On or after the day following the expiry of 40 days after the date of issue of this Temporary Global Bond (the "Exchange Date"), the Issuer shall procure (in the case of first exchange) the delivery of a permanent global bond (the "Permanent Global Bond") in substantially the form set out in Schedule 2 (Form of Permanent Global Bond) to the Trust Deed to the bearer of this Temporary Global Bond or (in the case of any subsequent exchange) an increase in the principal amount of the Permanent Global Bond in accordance with its terms against:

5.1	presentation and (in the case of final exchange) surrender of this Temporary Global Bond at the specified office of the Principal Paying Agent; and

5.2
receipt by the Principal Paying Agent of a certificate or certificates issued by Euroclear and/or Clearstream, Luxembourg dated not earlier than the Exchange Date and in substantially the form set out in Schedule 3 (Form of Euroclear/Clearstream, Luxembourg Certification) hereto.

The principal amount of the Permanent Global Bond shall be equal to the aggregate of the principal amounts specified in the certificates issued by Euroclear and/or Clearstream, Luxembourg and received by the Principal Paying Agent; provided, however, that in no circumstances shall the principal amount of the Permanent Global Bond exceed the initial principal amount of this Temporary Global Bond.

6.	WRITING DOWN

On each occasion on which:

6.1	the Permanent Global Bond is delivered or the principal amount thereof is increased in accordance with its terms in exchange for a further portion of this Temporary Global Bond; or

6.2	Bonds represented by this Temporary Global Bond are to be cancelled in accordance with Condition 7(e) (Redemption and Purchase - Cancellation),

the Issuer shall procure that (a) the principal amount of the Permanent Global Bond, the principal amount of such increase or (as the case may be) the aggregate principal amount of such Bonds and (b) the remaining principal amount of this Temporary Global Bond (which shall be the previous principal amount hereof less the aggregate of the amounts referred to in (a)) are noted in Schedule 1 (Payments, Exchange and Cancellation of Bonds) hereto, whereupon the principal amount of this Temporary Global Bond shall for all purposes be as most recently so noted.

7.	PAYMENTS

All payments in respect of this Temporary Global Bond shall be made against presentation and (in the case of payment of principal in full with all interest accrued thereon) surrender of this Temporary Global Bond at the Specified Office of any Paying Agent and shall be effective to satisfy and discharge the corresponding liabilities of the Issuer in respect of the Bonds. On each occasion on which a payment of interest is made in respect of this Temporary Global Bond, the Issuer shall procure that the same is noted in Schedule 1 (Payments, Exchange and Cancellation of Bonds) hereto.

8.	CONDITIONS APPLY

Until this Temporary Global Bond has been exchanged as provided herein or cancelled in accordance with the Paying Agency Agreement, the bearer of this Temporary Global Bond shall be subject to the Conditions and, subject as otherwise provided herein, shall be entitled to the same rights and benefits under the Conditions as if the bearer were the holder of Bonds in definitive form in substantially the form set out in Schedule 3 (Form of Definitive Bond) to the Trust Deed and the related interest coupons and talons for further interest coupons in the denominations of £50,000 and £100,000 and in an aggregate principal amount equal to the principal amount of this Global Bond.

9.	NOTICES

Notwithstanding Condition 17 (Notices), while all the Bonds are represented by this Temporary Global Bond (or by this Temporary Global Bond and the Permanent Global Bond) and this Temporary Global Bond is (or this Temporary Global Bond and the Permanent Global Bond are) deposited with a common depositary for Euroclear and Clearstream, Luxembourg, notices to Bondholders may be given by delivery of the relevant notice to Euroclear and Clearstream, Luxembourg and, in any case, such notices shall be deemed to have been given to the Bondholders in accordance with the Condition 17 (Notices) on the date of delivery to Euroclear and Clearstream, Luxembourg.

10.	AUTHENTICATION

This Temporary Global Bond shall not be valid for any purpose until it has been authenticated for and on behalf of HSBC Bank plc as principal paying agent.

11.	GOVERNING LAW

This Temporary Global Bond and all matters arising from or connected with it are governed by, and shall be construed in accordance with, English law.

AS WITNESS the manual signature of a duly authorised person on behalf of the Issuer.

YORKSHIRE ELECTRICITY DISTRIBUTION PLC

By:     .   .............................
       (duly authorised)

ISSUED on 5 May 2005
AUTHENTICATED for and on behalf of
HSBC Bank plc
as principal paying agent
without recourse, warranty or liability

By:        ..............................
         (duly authorised)

SCHEDULE 1
PAYMENTS, EXCHANGE AND CANCELLATION OF BONDS

Date of payment, delivery or cancellation	Amount of interest then paid	Principal amount of Permanent Global Bond then delivered or by which Permanent Global Bond then increased	Aggregate principal amount of Bonds then cancelled	Remaining principal amount of this Temporary Global Bond	Authorised Signature

SCHEDULE 2

FORM OF ACCOUNTHOLDER'S CERTIFICATION

YORKSHIRE ELECTRICITY DISTRIBUTION PLC
(incorporated with limited liability under
the laws of England and Wales with registered number 04112320)

£200,000,000

5.125 per cent. Bonds due 2035

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (a) are owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (b) are owned by United States person(s) that (i) are foreign branches of a United States financial institution (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) ("financial institutions") purchasing for their own account or for resale, or (ii) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (i) or (ii), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the issuer or the issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (c) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (c) (whether or not also described in clause (a) or (b)) this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities are of the category contemplated in Section 230.903(b)(3) of Regulation S under the Securities Act of 1933, as amended (the "Act"), then this is also to certify that, except as set forth below, the Securities are beneficially owned by (1) non-U.S. person(s) or (2) U.S. person(s) who purchased the Securities in transactions which did not require registration under the Act. As used in this paragraph the term "U.S. person" has the meaning given to it by Regulation S under the Act.

As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to £[ ] of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Dated:	[ ]

[name of account holder]
as, or as agent for,
the beneficial owner(s) of the Securities
to which this certificate relates.

By:	....................................
(Authorised signatory)

SCHEDULE 3
FORM OF EUROCLEAR/CLEARSTREAM, LUXEMBOURG CERTIFICATION

YORKSHIRE ELECTRICITY DISTRIBUTION PLC
(incorporated with limited liability under
the laws of England and Wales with registered number 04112320)

£200,000,000

5.125 per cent. Bonds due 2035

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organisations") substantially to the effect set forth in the temporary global bond issued in respect of the securities, as of the date hereof, £[ ] principal amount of the above-captioned Securities (a) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (b) is owned by United States persons that (i) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) ("financial institutions") purchasing for their own account or for resale, or (ii) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (i) or (ii), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (c) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (c) (whether or not also described in clause (a) or (b)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities are of the category contemplated in Section 230.903(b)(3) of Regulation S under the Securities Act of 1933, as amended (the "Act"), then this is also to certify with respect to the principal amount of Securities set forth above that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from our Member Organisations entitled to a portion of such principal amount, certifications with respect to such portion substantially to the effect set forth in the temporary global bond issued in respect of the Securities.

We further certify (1) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global security excepted in such certifications and (2) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Dated:	[ ]

Euroclear Bank S.A./N.V.
as operator of the Euroclear System

or

Clearstream Banking, société anonyme, Luxembourg

By:	....................................
(Authorised signatory)

SCHEDULE 2

Form of Permanent Global Bond

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE
SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS,
INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF
THE INTERNAL REVENUE CODE.

YORKSHIRE ELECTRICITY DISTRIBUTION PLC
(incorporated with limited liability under
the laws of England and Wales with registered number 04112320)

£200,000,000
5.125 per cent. Bonds due 2035

PERMANENT GLOBAL BOND

1.	INTRODUCTION

This Permanent Global Bond is issued in respect of the £200,000,000 5.125 per cent. Bonds due 2035 (the "Bonds") of Yorkshire Electricity Distribution plc (the "Issuer"). The Bonds are subject to, and have the benefit of, a trust deed dated 5 May 2005 (as amended or supplemented from time to time, the "Trust Deed") between the Issuer, Ambac Assurance UK Limited ("Ambac") and HSBC Trustee (C.I.) Limited as trustee (the "Trustee", which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed) and are the subject of a paying agency agreement dated 5 May 2005 (as amended or supplemented from time to time, the "Agency Agreement") and made between the Issuer, HSBC Bank plc as principal paying agent (the "Principal Paying Agent", which expression includes any successor principal paying agent appointed from time to time in connection with the Bonds), the other paying agent named therein (together with the Principal Paying Agent, the "Paying Agents", which expression includes any successor or additional paying agents appointed from time to time in connection with the Bonds) and the Trustee.

2.	REFERENCES TO CONDITIONS

Any reference herein to the "Conditions" is to the terms and conditions of the Bonds set out in Schedule 2 (Terms and Conditions of the Notes) hereto and any reference to a numbered "Condition" is to the correspondingly numbered provision thereof. Words and expressions defined in the Conditions shall have the same meanings when used in this Global Bond.

3.	PROMISE TO PAY

The Issuer, for value received, promises to pay to the bearer of this Global Bond, in respect of each Bond represented by this Global Bond, its principal amount on 4 May 2035 or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on each such Bond on the dates and in the manner specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions. The Issuer shall procure that the initial aggregate principal amount of Bonds represented by this Global Bond is noted in Schedule 1 (Payments, Exchanges against Temporary Global Bond, Delivery of Definitive Notes and Cancellation of Notes) hereto, whereupon the principal amount of this Global Bond shall for all purposes be such amount, subject as provided in paragraph 7 (Writing Down) and paragraph 8 (Writing Up) below.

4.	NEGOTIABILITY

This Global Bond is negotiable and, accordingly, title to this Global Bond shall pass by delivery.

5.	EXCHANGE

5.1.1
This Global Bond will be exchanged, in whole but not in part only, for Bonds in definitive form ("Definitive Notes") in substantially the form set out in Schedule 3 (Form of Definitive Bond) to the Trust Deed if any of the events specified in Clause 3.3 (Exchange for Definitive Bonds) of the Trust Deed occurs.

6.	DELIVERY OF DEFINITIVE NOTES

Whenever this Global Bond is to be exchanged for Definitive Bonds, the Issuer shall procure the prompt delivery of such Definitive Bonds, duly authenticated and with interest coupons ("Coupons") and talons for further Coupons ("Talons") attached, in an aggregate principal amount equal to the principal amount of this Global Bond to the bearer of this Global Bond against the surrender of this Global Bond at the Specified Office (as defined in the Conditions) of the Principal Paying Agent within 30 days of the occurrence of the relevant Exchange Event.

7.	WRITING DOWN

On each occasion on which:

7.1	a payment of principal is made in respect of this Global Bond;

7.2	Definitive Bonds are delivered; or

7.3	Bonds represented by this Global Bond are to be cancelled in accordance with Condition 7(e) (Redemption and Purchase - Cancellation),

the Issuer shall procure that (i) the amount of such payment and the aggregate principal amount of such Bonds and (ii) the remaining principal amount of this Global Bond (which shall be the previous principal amount hereof less the aggregate of the amounts referred to in (i) above) are noted in Schedule 1 (Payments, Exchanges against Temporary Global Bond, Delivery of Definitive Notes and Cancellation of Notes) hereto, whereupon the principal amount of this Global Bond shall for all purposes be as most recently so noted.

8.	WRITING UP

If this Global Bond was originally issued in exchange for part only of a temporary global bond representing the Bonds, then all references in this Global Bond to its principal amount shall be construed as references to the principal amount of the part of the temporary global bond in exchange for which this Global Bond was originally issued which the Issuer shall procure is noted in Schedule 1 (Payments, Exchanges against Temporary Global Bond, Delivery of Definitive Notes and Cancellation of Notes) hereto. If at any subsequent time any further portion of such temporary global bond is exchanged for an interest in this Global Bond, the principal amount of this Global Bond shall be increased by the amount of such further portion, and the Issuer shall procure that the principal amount of this Global Bond (which shall be the previous principal amount hereof plus the amount of such further portion) is noted in Schedule 1 (Payments, Exchanges against Temporary Global Bond, Delivery of Definitive Notes and Cancellation of Notes) hereto, whereupon the principal amount of this Global Bond shall for all purposes be as most recently so noted.

9.	PAYMENTS

All payments in respect of this Global Bond shall be made against presentation and (in the case of payment of principal in full with all interest accrued thereon) surrender of this Global Bond at the specified office of any Paying Agent and shall be effective to satisfy and discharge the corresponding liabilities of the Issuer in respect of the Bonds. On each occasion on which a payment of interest is made in respect of this Global Bond, the Issuer shall procure that the same is noted in Schedule 1 (Payments, Exchanges against Temporary Global Bond, Delivery of Definitive Notes and Cancellation of Notes) hereto.

10.	CONDITIONS APPLY

Until this Global Bond has been exchanged as provided herein or cancelled in accordance with the Paying Agency Agreement, the bearer of this Global Bond shall be subject to the Conditions and, subject as otherwise provided herein, shall be entitled to the same rights and benefits under the Conditions as if it were the holder of Definitive Bonds and the related, Talons and Coupons in the denominations of £50,000 and £100,000 and in an aggregate principal amount equal to the principal amount of this Global Bond.

11.	EXERCISE OF PUT OPTION

In order to exercise the option contained in Condition 13 (Restructuring Event) (the "Put Option"), the bearer of this Global Bond must, within the period specified in the Conditions for the deposit of the relevant Bond and Put Event Notice (as defined in Condition 13), give written notice of such exercise to the Principal Paying Agent specifying the principal amount of Bonds in respect of which the Put Option is being exercised. Any such notice shall be irrevocable and may not be withdrawn.

12.	EXERCISE OF CALL OPTION

In connection with an exercise of the option contained in Condition 7(b) (Redemption at the option of the Issuer) in relation to some only of the Bonds, this Global Bond may be redeemed in part in the principal amount specified by the Issuer in accordance with the Conditions and the Bonds to be redeemed will be selected as provided in the Conditions.

13.	NOTICES

Notwithstanding Condition 17 (Notices), while all the Bonds are represented by this Global Bond (or by this Global Bond and a temporary global bond) and this Global Bond is (or this Global Bond and a temporary global bond are) deposited with a common depositary for Euroclear and Clearstream, Luxembourg, notices to Bondholders may be given by delivery of the relevant notice to Euroclear and Clearstream, Luxembourg and, in any case, such notices shall be deemed to have been given to the Bondholders in accordance with the Condition 17 (Notices) on the date of delivery to Euroclear and Clearstream, Luxembourg.

14.	AUTHENTICATION

This Global Bond shall not be valid for any purpose until it has been authenticated for and on behalf of HSBC Bank plc as principal paying agent.

15.	GOVERNING LAW

This Global Bond and all matters arising from or connected with it are governed by, and shall be construed in accordance with, English law.

AS WITNESS the manual signature of a duly authorised person on behalf of the Issuer.

YORKSHIRE ELECTRICITY DISTRIBUTION PLC

By:   ..............................
      (duly authorised)

ISSUED as of 5 May 2005

AUTHENTICATED for and on behalf of
HSBC Bank plc
as principal paying agent
without recourse, warranty or liability

By:   ..............................
     (duly authorised)

SCHEDULE 1
Payments, Exchanges against Temporary Global Bond, Delivery of Definitive
Notes and Cancellation of Notes

Date of payment, exchange, delivery or cancellation	Amount of interest then paid	Principal amount of Temporary Global Bond then exchanged	Aggregate principal amount of Definitive Notes then delivered	Aggregate principal amount of Notes then cancelled	New principal amount of this Global Bond	Authorised signature

SCHEDULE 2

TERMS AND CONDITIONS OF THE NOTES

SCHEDULE 3

Form of Definitive Bond

[On the face of the Note:]

[currency][denomination]

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING
THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

YORKSHIRE ELECTRICITY DISTRIBUTION PLC
(incorporated with limited liability under
the laws of England and Wales with registered number 04112320)

£200,000,000
5.125 per cent. Bonds due 2035

The Issuer, for value received, promises to pay to the bearer the principal sum of

£[50,000][100,000]

([FIFTY]/[ONE HUNDRED] THOUSAND POUNDS)

on 4 May 2035, or on such earlier date or dates as the same may become payable in accordance with the conditions endorsed hereon (the "Conditions"), and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

Interest is payable on the above principal sum at the rate of 5.125 per cent. per annum, payable annually in arrear on 4 May in each year, all subject to and in accordance with the Conditions.

This Bond and the interest coupons and talons relating hereto shall not be valid for any purpose until this Bond has been authenticated for and on behalf of HSBC Bank plc as principal paying agent.

AS WITNESS the facsimile signature of a duly authorised person on behalf of the Issuer.

YORKSHIRE ELECTRICITY DISTRIBUTION PLC

By:       ..............................
    [facsimile signature]
    (duly authorised)

ISSUED as of 5 May 2005

AUTHENTICATED for and on behalf of
HSBC Bank plc
as principal paying agent
without recourse, warranty or liability

By:      ..............................
    [manual signature]
    (duly authorised)

[On the reverse of the Note:]

TERMS AND CONDITIONS

[As set out in Schedule 4 (Terms and Conditions of the Bonds) of the Trust Deed]

[At the foot of the Terms and Conditions:]

PRINCIPAL PAYING AGENT

HSBC Bank plc
Level 24
8 Canada Square
London E14 5HQ

PAYING AGENT

Dexia Banque Internationale à Luxembourg société anonyme
69, route d'Esch
L-2953 Luxembourg

Form of Coupon

[On the face of the Coupon:]

YORKSHIRE ELECTRICITY DISTRIBUTION PLC
£200,000,000 5.125 per cent. Bonds due 2035

Coupon for £[amount of interest payment] due on [interest payment date].

Such amount is payable, subject to the terms and conditions (the "Conditions") endorsed on the Bond to which this Coupon relates (which are binding on the holder of this Coupon whether or not it is for the time being attached to such Bond), against presentation and surrender of this Coupon at the specified office for the time being of any of the agents shown on the reverse of this Coupon (or any successor or additional agents appointed from time to time in accordance with the Conditions).

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[On the reverse of the Coupon:]

Principal Paying Agent: HSBC Bank plc, Level 24, 8 Canada Square, London E14 5HQ

Paying Agents: Dexia Banque Internationale à Luxembourg société anonyme, 69, route d'Esch, L-2953 Luxembourg

Form of Talon

[On the face of the Talon:]

YORKSHIRE ELECTRICITY DISTRIBUTION PLC
£200,000,000 5.125 per cent. Bonds due 2035

Talon for further Coupons.

On or after the maturity date of the final Coupon which is (or was at the time of issue) part of the Coupon Sheet to which this Talon is (or was at the time of issue) attached, this Talon may be exchanged at the specified office for the time being of the principal paying agent shown on the reverse of this Talon (or any successor principal paying agent appointed from time to time in accordance with the terms and conditions (the "Conditions") of the Bonds to which this Talon relates) for a further Coupon Sheet (including a further Talon but excluding any Coupons in respect of which claims have already become void pursuant to the Conditions).

The Bond to which this Talon relates may, in certain circumstances specified in the Conditions, fall due for redemption before the maturity date of such final Coupon. In such event, this Talon shall become void and no Coupon will be delivered in respect hereof.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[On the reverse of the Talon:]

Principal Paying Agent: HSBC Bank plc, Level 24, 8 Canada Square, London E14 5HQ

Paying Agents: Dexia Banque Internationale à Luxembourg société anonyme, 69, route d'Esch, L-2953 Luxembourg

SCHEDULE 4

TERMS AND CONDITIONS OF THE BONDS

The £200,000,000 5.125 per cent. Bonds due 2035 (the "Bonds", which expression shall, unless the context otherwise requires, include any Further Bonds (as defined in Condition 3 (Definitions)) of Yorkshire Electricity Distribution plc (the "Issuer") are constituted by and subject to a trust deed dated 5 May 2005 (as the same may be amended and/or supplemented from time to time, the "Trust Deed") between the Issuer, Ambac Assurance UK Limited ("Ambac") and HSBC Trustee (C.I.) Limited (the "Trustee", which expression shall, wherever the context so admits, include its successors as trustee under the Trust Deed) as trustee for the holders of the Bonds (the "Bondholders"). The Bonds are unconditionally and irrevocably guaranteed as to scheduled payments of principal and interest and in respect of certain additional amounts in respect of United Kingdom withholding taxes pursuant to a financial guarantee dated 5 May 2005 (the "Financial Guarantee") issued by Ambac to the Trustee. The statements in these Terms and Conditions include summaries of and are subject to, the detailed provisions of the Trust Deed. Copies of the Trust Deed and the Paying Agency Agreement dated  5 May 2005 (the "Paying Agency Agreement") between the Issuer, Ambac, the Paying Agents referred to below and the Trustee will be available for inspection by Bondholders and the holders of the interest coupons appertaining to the Bonds (respectively, the "Couponholders" and the "Coupons") at the registered office for the time being of the Trustee, being as of the date hereof at 1 Grenville Street, St. Helier, Jersey, JE4 9PF and at the specified office(s) of each of the Paying Agents. The Bondholders and the Couponholders are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and the provisions of the Paying Agency Agreement applicable to them.

1.	Form, Denomination and Title

The Bonds are serially numbered and in bearer form in the denominations of £50,000 and £100,000 each with Coupons and talons (each, a "Talon") for further Coupons attached on issue, and title thereto and to the Coupons and Talons will pass by delivery. Bonds of one denomination may not be exchanged for Bonds of the other denomination. The holder of any Bond, Coupon or Talon will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust, or any interest in it, any writing on it, or its theft or loss) and no person will be liable for so treating the holder. No person shall have any right to enforce any term or condition of the Bonds or the Trust Deed under the Contracts (Rights of Third Parties) Act 1999.

2.	Status and Financial Guarantee

(a)	Status of the Bonds

The Bonds and Coupons constitute direct, unconditional and (subject to the provisions of Condition 4 (Negative Pledge)) unsecured obligations of the Issuer and rank pari passu and without any preference among themselves. The payment obligations of the Issuer under the Bonds and the Coupons shall, subject as aforesaid and save for such obligations as may be preferred by laws that are mandatory or of general application, at all times rank at least equally with all its present and future unsecured and unsubordinated obligations.

(b)	Financial Guarantee

The Bonds have the benefit of the Financial Guarantee which has been issued by Ambac pursuant to a reimbursement and indemnity agreement to be dated on or about the Issue Date (as defined below) between the Issuer and Ambac (the "Reimbursement and Indemnity Agreement"). Pursuant to the Financial Guarantee, Ambac has unconditionally and irrevocably agreed to pay to the Trustee all sums due and payable but unpaid by the Issuer in respect of Scheduled Principal and Scheduled Interest (each as defined in these Conditions) (but excluding Default Interest (as defined in Condition 5 (Interest))) on the Bonds, all as more particularly described in the Financial Guarantee.

The terms of the Financial Guarantee provide that amounts of principal of any Bonds which have become immediately due and payable (whether by virtue of acceleration, prepayment or otherwise) other than on the final maturity date will not be treated as Guaranteed Amounts (as defined in Condition 3 (Definitions)) which are Due for Payment (as defined in Condition 3 (Definitions)) unless Ambac in its sole discretion elects to do so by notice in writing to the Issuer and the Trustee. If no such election is made, Ambac will continue to be liable to make payments in respect of the Bonds pursuant to the Financial Guarantee on the dates on which such payments would have been required to be made if such amounts had not become immediately due and payable.

To the extent that the Redemption Price (as defined in Condition 7 (Redemption and Purchase)) payable on any early redemption of the Bonds exceeds the outstanding principal amount of any Bonds to be redeemed, payment of the excess is not guaranteed by Ambac under the Financial Guarantee.

(c)	Status of Financial Guarantee

The Financial Guarantee provided by Ambac constitutes a direct, unsecured obligation of Ambac which will rank at least pari passu with all other unsecured obligations of Ambac, save for such obligations as may be preferred by provisions of law that are both mandatory and of general application.

(d)	Subrogation of Ambac

The Trust Deed and the Financial Guarantee provide that Ambac shall be subrogated to any rights of the Bondholders and/or the Couponholders (as applicable) against the Issuer in respect of amounts due under the Bonds which have been paid by Ambac under the Financial Guarantee.

3.	Definitions

"Ambac Event of Default" means any of the events set out in Condition 12 (Ambac Events of Default).

"Auditors" means the auditors for the time being of the Issuer or, in the event of their being unable or unwilling to carry out any action requested of them pursuant to the terms of the Trust Deed, such other firm of internationally recognised chartered accountants as the Issuer may select for the purpose.

"Business Day" means any day (other than a Saturday or Sunday) on which banks and other financial institutions are open for business in London.

"Calculation Date" means each of 30 June and 31 December in any year save that the first Calculation Date shall be 31 December 2005.

"Capital Investment" means expenditure of a capital nature.

"Capitalised Lease Obligations" means all lease obligations of the Issuer and its Subsidiaries which, under UK GAAP, are or will be required to be capitalised, in each case taken at the amount thereof accounted for as indebtedness in conformity with such principles.

"Cash Equivalents" means investments in sterling demand or time deposits, certificates of deposit and short term debt obligations (including commercial paper), synthetic sterling deposits, shares in money market liquidity funds or a guaranteed investment contract, provided that in all cases such investments have a maturity of not longer than nine months from the date of their acquisition subject to meeting the following credit criteria: (1) money market funds with a minimum credit rating of AAA or equivalent from any two Rating Agencies (or, in the case of shares in money market liquidity funds, from any single Rating Agency); (2) all other counterparties and other specific instruments with a minimum short term credit rating of A-1 from S&P or of P-1 from Moody's.

"Companies Act" means the Companies Act 1985 as amended or re-enacted from time to time and all subordinate legislation made pursuant thereto.

"Controlling Party" at any time means Ambac unless an Ambac Event of Default has occurred and is continuing in which event, "Controlling Party" shall mean the Trustee.

"Currency or Interest Rate Agreement" means an agreement or transaction involving any currency or interest rate swap, cap or collar arrangement, forward exchange transaction, option, warrant, forward rate agreement, futures contract or other derivative instrument of any kind for the hedging or management of foreign exchange or interest rate risks.

"Distribution" means any dividend, distribution or payment (including by way of redemption, repurchase, retirement, return or repayment) in respect of the share capital of the Issuer.

"Due for Payment" means, in relation to principal or interest, that the Scheduled Payment Date for such amount has been reached. For the avoidance of doubt, "Due for Payment" does not refer to any earlier date upon which payment of any principal or interest may become due under the Bonds by reason of prepayment, acceleration of maturity or otherwise.

"EBIT" means, for the Relevant Period, the profit shown in the financial statements of the Issuer for that Relevant Period on the line entitled "profits on ordinary activities before interest":

(i)	before taking into account any items treated as exceptional items;

(ii)	after deducting the amount of any profit of any member of the Group which is attributable to minority interests;

(iii)
after deducting the amount of any profit of any investment or entity (which is not itself a member of the Group) in which any member of the Group has an ownership interest to the extent that the amount of such profit included in the Issuer's financial statements exceeds the amount (net of applicable withholding tax) received in cash by members of the Group through distributions by such investment or entity;

(iv)	before taking into account any realised and unrealised exchange gains and losses including those arising on translation of currency debt;

(v)	before taking into account any gain or loss arising from an upward or downward revaluation of any asset,

in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining profits of the Issuer from ordinary activities before taxation (and without double counting).

"Electricity Act" means the Electricity Act 1989 as amended or re-enacted from time to time and all subordinate legislation made pursuant thereto.

"Electricity Distribution Licence" means the electricity distribution licence granted or treated as granted to the Issuer under section 6(1)(c) of the Electricity Act.

"Energy Act" means the Energy Act 2004 as amended or re-enacted from time to time and all subordinate legislation made pursuant thereto.

"Energy Administrator" means a special energy administrator appointed pursuant to Part 3 of the Energy Act.

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

"Existing Negative Pledge" means the obligations contained in Condition 5 of the terms and conditions of Yorkshire Electricity Distribution plc's £200,000,000 9.25 per cent. Guaranteed Bonds due 2020.

"Final Proposals" means the final proposals document published by OFGEM for each electricity distribution price control review.

"Financial Indebtedness" means, at any time, the outstanding principal, capital or nominal amount and any fixed or minimum premium payable on prepayment or redemption of any indebtedness for or in respect of:

(i)	moneys borrowed and debit balances with financial institutions;

(ii)	any amount raised by acceptance under any acceptance credit facility;

(iii)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(iv)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with UK GAAP, be treated as a finance or capital lease;

(v)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(vi)
any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution (excluding any given in respect of trade credit arising in the ordinary course of business);

(vii)	any amount raised by the issue of redeemable shares which are redeemable prior to 4 May 2035;

(viii)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing; and

(ix)	(without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (i) to (viii) above.

"Further Bonds" means all further bonds created and issued by the Issuer in accordance with Condition 20 (Further Bonds) and/or the time being outstanding or, as the context may require, a specific proportion thereof.

"GIC" means (i) the investment agreement dated on or about 28 April 2005 between Ambac Capital Funding Inc, Ambac Assurance UK Limited and the Issuer and (ii) any other guaranteed investment contract or similar investment agreement with a maturity of 60 months or less from the date of purchase and which is provided by a counterparty which has or whose obligations under such guaranteed investment contract or other agreement are guaranteed by an entity that has a credit rating of at least AA- from S&P and Aa3 from Moody's.

"Group" means the Issuer and its Subsidiaries and "member of the Group" shall be construed accordingly.

"Guaranteed Amounts" means, with respect to any Scheduled Payment Date, the sum of (i) the interest (calculated in accordance with Condition 5 (Interest)) due on the Bonds as of such Scheduled Payment Date and (ii) the principal due on the Bonds on such Scheduled Payment Date (net of any amount of premium or of such principal in excess of par).

"Incur" means, with respect to any Indebtedness, to incur, create, issue, assume or guarantee such Indebtedness.

"Indebtedness" means, for the purposes of Condition 10(a)(iii) only, with respect to the Issuer or any of its Subsidiaries at any date of determination (without duplication), (i) all Indebtedness for Borrowed Money, (ii) all obligations in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iii) all obligations to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except trade payables, (iv) all Capitalised Lease Obligations, (v) all indebtedness of other persons secured by a mortgage, charge, lien, pledge or other security interest on any asset of the Issuer or any of its Subsidiaries, whether or not such indebtedness is assumed; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of the secured indebtedness, (vi) all indebtedness of other persons of the types specified in the preceding clauses (i) to (v) to the extent such indebtedness is guaranteed by the Issuer or any of its Subsidiaries, and (vii) to the extent not otherwise included in this definition, obligations under Currency or Interest Rate Agreements. The amount of Indebtedness at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, upon the occurrence of the contingency giving rise to the obligation, the maximum liability of any contingent obligations of the types specified in the preceding clauses (i) to (vii) at such date; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortised portion of the original issue discount of such Indebtedness at such time as determined in conformity with UK GAAP.

"Indebtedness For Borrowed Money" means any indebtedness (whether being principal, premium, interest or other amounts) for (i) money borrowed, (ii) payment obligations under or in respect of any acceptance or acceptance credit, or (iii) any notes, bonds, debentures, debenture stock, loan stock or other debt securities offered, issued or distributed whether by way of public offer, private placing, acquisition consideration or otherwise and whether issued for cash or in whole or in part for a consideration other than cash.

"Interest Cover" means, in respect of any Relevant Period, the ratio of EBIT for that Relevant Period to Net Finance Charges for that Relevant Period.

"Investment Grade Rating" means a credit rating assigned by a Rating Agency of BBB- (in the case of such ratings assigned by S&P) or Baa3 (in the case of such ratings assigned by Moody's) or the equivalents of such ratings for the time being, or better.

"Issue Date" means 5 May 2005.

"Issuer Event of Default" means any of the events set out in Condition 11 (Issuer Events of Default).

"Moody's" means Moody's Investors Service, Inc.

A "Negative Rating Event" shall be deemed to have occurred if (i) the Issuer does not, either prior to or no later than 14 days after the date of a Negative Certification (as defined in Condition 13 (Restructuring Event)) in respect of the relevant Restructuring Event, seek, and thereupon use all reasonable endeavours to obtain, from a Rating Agency, a rating of the Reference Rated Securities or these Bonds or any other unsecured and unsubordinated debt of the Issuer having an initial maturity of five years or more or (ii) if it does so seek and use such endeavours, it is unable, as a result of such Restructuring Event, to obtain such a rating which is an Investment Grade Rating.

"Net Finance Charges" means, for any Relevant Period, the aggregate amount of interest paid on Senior Total Net Debt (net of interest received and after taking account of payments made and amounts received under any derivatives related to such Senior Total Net Debt) in respect of that Relevant Period.

"OFGEM" means the Gas and Electricity Markets Authority and/or the Office of Gas and Electricity Markets, including their successor office or body, as appropriate.

"Permitted Financial Indebtedness" means each and all of the following:

(i)	Financial Indebtedness of the Issuer under the Bonds;

(ii)	Financial Indebtedness of the Issuer outstanding on the Issue Date and not otherwise referred to in this definition of "Permitted Financial Indebtedness";

(iii)	Financial Indebtedness which cannot and shall not be accelerated and/or repaid if any Issuer Event of Default has occurred and, in each case, is continuing;

(iv)	Financial Indebtedness owed by one member of the Group to another member of the Group; and

(v)	Financial Indebtedness of the Issuer from time to time which does not exceed an aggregate working capital amount of £75,000,000 (or the equivalent amount in one or more currencies).

"Potential Issuer Event of Default" means an event or circumstance which would with the giving of notice and/or lapse of time and/or the issuing of a certificate become an Issuer Event of Default.

A "Put Event" occurs on the date of the last to occur of (i) a Restructuring Event, (ii) either a Rating Downgrade or, as the case may be, a Negative Rating Event, and (iii) the relevant Negative Certification.

"Rating Agency" means each of S&P and Moody's.

A "Rating Downgrade" shall be deemed to have occurred if the then current rating assigned to any Reference Rated Securities by both Rating Agencies (whether provided by a Rating Agency at the invitation of the Issuer or by its own volition) is withdrawn or reduced from an Investment Grade Rating to a non-Investment Grade Rating (BB+/Ba1, or their respective equivalents for the time being, or worse) or, if both Rating Agencies shall then have already assigned a non-Investment Grade Rating (as described above) to either of the Reference Rated Securities, both such ratings are lowered one full rating category.

"Reference Gilt" means, on any day, such sterling obligation of the United Kingdom Government listed on the Official List maintained by the Financial Services Authority in its capacity as the UK Listing Authority and traded on London Stock Exchange plc's market for listed securities whose duration most closely matches that of the Bonds on such day as the Trustee may from time to time determine to be appropriate on the advice of a gilt-edged market maker or other adviser selected by the Issuer and approved by the Trustee or in the event that the Issuer fails to select such person within a reasonable period of time, such person as the Trustee in its sole discretion may determine to be the most appropriate; and for which purpose duration shall mean Macauley Duration calculated on the basis of the formula set out on page 119 of The Handbook of Fixed Income Securities Second Edition 1987, published by Dow Jones-Irwin.

"Reference Rated Securities" means the £200,000,000 9.25 per cent. Guaranteed Bonds due 2020 of Yorkshire Electricity Distribution plc if at any time and for so long as they shall be outstanding and have a rating from a Rating Agency, and otherwise any other unsecured and unsubordinated debt of the Issuer having an initial maturity of five years or more which is rated by a Rating Agency.

"Regulated Asset Value" or "RAV" means the regulatory asset value of the Issuer, as set out in the most recent Final Proposals, adjusted for inflation, as of the 31 March nearest to the date on which the Issuer proposes to incur any further Financial Indebtedness other than Permitted Financial Indebtedness or to make any Distribution, provided that there shall be included in any determination of RAV the value of any assets which were included in RAV as at 31 March 2005 but which (i) subsequently are excluded from RAV by OFGEM, (ii) have become subject to a separate price control arrangement, and (iii) are still owned by the Issuer as of the date of determination of RAV, and provided further that if at any time OFGEM alters its methodology of determining RAV in a manner which results in a change in RAV, the Issuer and Ambac shall promptly in good faith negotiate appropriate adjustments to this definition (and to other terms defined or described herein solely for the purposes of this definition) so that the original intent of the undertakings set forth in Conditions 10(c), 10(d) and 10(e) is preserved and in the absence of agreement between the Issuer and Ambac within 60 days, such adjustments shall be determined by an independent accountant experienced in the regulated electricity distribution market selected by the Issuer.

"Reimbursement and Indemnity Agreement" means the agreement so named between the Issuer and Ambac dated 5 May 2005.

"Relevant Indebtedness" means any indebtedness (whether being principal, premium, interest or other amounts) in the form of or represented by notes, bonds, debentures, debenture stock, loan stock or other securities, whether issued for cash or in whole or in part for a consideration other than cash, and which, with the agreement of the person issuing the same, are quoted, listed or ordinarily dealt in on any stock exchange or recognised over-the-counter or other securities market.

"Relevant Period" means each period of twelve months ending on a Calculation Date.

"Restructuring Event" means the occurrence of any one or more of the following events:

(i)
(a) written notice being given to the Issuer of revocation of its Electricity Distribution Licence which is requisite to the conduct of the Issuer's business at the relevant time or (b) the Issuer agreeing in writing to any revocation or surrender of its Electricity Distribution Licence which is requisite to the conduct of the Issuer's business at the relevant time or (c) any legislation (whether primary or subordinate) being enacted terminating or revoking its Electricity Distribution Licence which is requisite to the conduct of the Issuer's business at the relevant time, except in any such case in circumstances where a licence or licences, is or are granted to the Issuer or a Subsidiary of the Issuer 100% of the ordinary share capital of which is owned directly or indirectly by the Issuer (the "Relevant Transferee") and provided that the terms of such licence or licences are substantially no less favourable than the Electricity Distribution Licence in which event all references in these Terms and Conditions to the Electricity Distribution Licence and the Issuer in its capacity as holder of the Electricity Distribution Licence shall hereafter be deemed to be references to the licence or licences on substantially no less favourable terms and the Relevant Transferee respectively; or

(ii)
any modification (other than a modification which is of a formal, minor or technical nature) being made to the terms and conditions of the Electricity Distribution Licence on or after the Issue Date unless two Directors of the Issuer have certified in good faith to the Trustee that the modified terms and conditions are not materially less favourable to the business of the Issuer. For the purposes of this paragraph (ii) a modification which (a) results in a licence or licences being granted to the Issuer or a Subsidiary of the Issuer 100% of the ordinary share capital of which is owned directly or indirectly by the Issuer (collectively, the "Applicable Transferees") and provided that the terms of such licence are substantially no less favourable than the terms of the Electricity Distribution Licence or (b) results in a licence or licences being granted to an Applicable Transferee provided that the terms of such licence are substantially no less favourable than the terms of the Electricity Distribution Licence, shall not be deemed to be a modification within this paragraph (ii). In the event of such a modification as is referred to in (a) or (b), all references in these Terms and Conditions to the Electricity Distribution Licence and the Issuer in its capacity as holder of the Electricity Distribution Licence shall thereafter be deemed to be references to the licence or licences granted to the Applicable Transferee and to the Applicable Transferee, respectively; or

(iii)
any legislation (whether primary or subordinate) is enacted which removes, qualifies or amends (other than an amendment which is of a formal, minor or technical nature) the duties of the Secretary of State for Trade and Industry (or any successor) and/or OFGEM under of the Electricity Act as in force on the Issue Date, unless two Directors of the Issuer have certified in good faith to the Trustee that such removal, qualification or amendment does not have a materially adverse effect on the financial condition of the Issuer.

"Restructuring Period" means:

(i)	if at the time a Restructuring Event occurs there are Reference Rated Securities, the period of 90 days starting from and including the day on which the Restructuring Event occurs; or

(ii)
if at the time a Restructuring Event occurs there are not Reference Rated Securities, the period starting from and including the day on which the Restructuring Event occurs and ending on the day 90 days following the later of (a) the date on which the Issuer shall seek to obtain a rating pursuant to the definition of Negative Rating Event prior to the expiry of the 14 days referred to in the definition of Negative Rating Event and (b) the date on which a Negative Certification shall have been given to the Issuer in respect of the Restructuring Event.

"S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

"Scheduled Payment Date" means (i) with respect to interest on the Bonds, each Interest Payment Date (as defined in Condition 5 (Interest)) and (ii) with respect to principal of the Bonds, 4 May 2035.

"Security Interest" means a mortgage, charge, lien, pledge or other security interest.

"Senior Total Net Debt" means, at any time, the aggregate amount of all obligations of the Issuer for or in respect of Financial Indebtedness which ranks at least pari passu with the Bonds but:

(i)
deducting the aggregate amount of all obligations of the Issuer in respect of Financial Indebtedness to the extent that the repayment or redemption of such Financial Indebtedness is provided for by the purchase by CE Electric UK Funding Company or any of its Subsidiaries of a GIC; and

(ii)	deducting the aggregate amount of freely available cash and Cash Equivalents held by the Issuer or any of its Subsidiaries at such time,

and so that no amount shall be excluded more than once.

"Subsidiary" means a subsidiary or subsidiary undertaking within the meaning of the Companies Act.

"UK GAAP" means generally accepted accounting principles in the United Kingdom.

"Utilities Act" means the Utilities Act 2000 as amended or re-enacted from time to time and all subordinate legislation made pursuant thereto.

4.	Negative Pledge

So long as any of the Bonds remain outstanding (as defined in the Trust Deed), the Issuer will ensure that none of its Relevant Indebtedness or the Relevant Indebtedness of any of its Subsidiaries nor any guarantee given by it or by any of its Subsidiaries of the Relevant Indebtedness of any other person will be secured by a Security Interest upon, or with respect to, any of the present or future business, undertaking, assets or revenues (including any uncalled capital) of the Issuer or any of its Subsidiaries unless the Issuer shall, before or at the same time as the creation of the Security Interest, take any and all action necessary to ensure that:

(a)
all amounts payable by the Issuer under the Bonds, the Coupons, the Trust Deed and the Reimbursement and Indemnity Agreement are secured to the satisfaction of the Controlling Party equally and rateably with the Relevant Indebtedness or guarantee of Relevant Indebtedness, as the case may be, by such Security Interest; or

(b)
such other Security Interest or guarantee or other arrangement (whether or not including the giving of a Security Interest) is provided in respect of all amounts payable by the Issuer under the Bonds, the Coupons, the Trust Deed and the Reimbursement and Indemnity Agreement either (i) as the Trustee shall in its absolute discretion deem not materially less beneficial to the interests of the Bondholders, or (ii) as shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) of the Bondholders, and (iii) (in either case) as Ambac shall in its absolute discretion deem not materially less beneficial to the interests of Ambac.

5.	Interest

The Bonds bear interest ("Scheduled Interest") from (and including) the Issue Date at the rate of 5.125 per cent. per annum payable annually in arrear on 4 May in each year (each, an "Interest Payment Date"). There will be a short first coupon in respect of the period from (and including) 5 May 2005 to (but excluding) 4 May 2006. Each Bond will cease to bear Scheduled Interest from the due date for redemption thereof, unless upon due presentation, payment of principal or premium (if any) is improperly withheld or refused. In such event, each Bond shall continue to bear interest ("Default Interest") at such rate (both before and after judgment) until whichever is the earlier of (i) the day on which all sums due in respect of such Bond up to that day are received by or on behalf of the relevant holder and (ii) the day falling seven days after the Trustee or the Principal Paying Agent has notified Bondholders in accordance with Condition 17 (Notices) of receipt of all sums then due in respect of all the Bonds up to that seventh day (except to the extent that there is failure in the subsequent payment to the relevant holder under these Terms and Conditions). If Scheduled Interest or Default Interest is required to be calculated for a period of less than one year, it will be calculated on the basis of a 360 day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

Default Interest does not accrue on Default Interest. The payment of Default Interest is not guaranteed under the Financial Guarantee.

6.	Payments

Payments of principal, premium (if any) or interest in respect of the Bonds will be made against surrender of Bonds or, in the case of payments of interest due on an Interest Payment Date, against surrender of Coupons, at the specified office of any Paying Agent by a sterling cheque drawn on, or at the option of the holder, by transfer to a sterling account maintained by the payee with a branch of a bank in the City of London, subject in all cases to any fiscal or other laws and regulations applicable in the place of payment, but without prejudice to the provisions of Condition 8 (Taxation).

Upon the due date for redemption of any Bond, all unmatured Coupons and Talons relating to such Bond (whether or not attached) shall become void and no payment shall be made in respect of them. Where any Bond is presented for redemption without all unmatured Coupons and/or Talons relating to it, redemption shall be made only against the provision of such indemnity as the Issuer and Ambac may require.

If the due date for redemption of any Bond is not 4 May in any year, interest accrued in respect of such Bond from (and including) the last preceding 4 May will be paid only against presentation and surrender of such Bond.

If the due date for payment of any amount in respect of any Bond or Coupon is not a business day, then the holder thereof shall not be entitled to payment of the amount due until the next following business day nor to any further interest or other payment in respect of such delay. The expression "business day" in this Condition means a day other than a Saturday or Sunday on which banks are open for business in the place where the Bond or Coupon is presented and, in the case of payment by transfer to a sterling account as referred to above, in the City of London.

The names of the initial Principal Paying Agent and the other initial Paying Agents and their initial specified offices are set out at the end of these Terms and Conditions. The Issuer reserves the right, subject to the prior written approval of the Trustee and the Controlling Party, at any time to vary or terminate the appointment of any Paying Agent and to appoint additional or other Paying Agents provided that the Issuer will at all times maintain (a) a principal paying agent, (b) a paying agent in London and (c), if European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 is brought into force, a paying agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to such Directive or any law implementing or complying with, or introduced to conform to, such Directive. Notice of any such termination or appointment and of any changes in the specified offices of the Paying Agents will be given to the Bondholders in accordance with Condition 17 (Notices) as soon as practicable thereafter. Under no circumstances will interest be payable in the United States of America or any possession of the United States of America.

On or after the maturity date of the final Coupon which is (or was at the time of issue) part of a coupon sheet relating to the Bonds (each, a "Coupon Sheet"), the Talon forming part of such Coupon Sheet may be exchanged at the specified office of the Principal Paying Agent for a further Coupon Sheet (including, if applicable, a further Talon but excluding any Coupons in respect of which claims have already become void pursuant to Condition 9 (Prescription)). Upon the due date for redemption of any Bond, any unexchanged Talon relating to such Bond shall become void and no Coupon will be delivered in respect of such Talon.

7.	Redemption and Purchase

(a)	Scheduled redemption: Unless previously redeemed, or purchased and cancelled, the Issuer will redeem the Bonds on 4 May 2035 at their outstanding principal amount (the "Scheduled Principal").

(b)
Redemption at the option of the Issuer: The Issuer may, having given not less than 30 nor more than 45 days' notice in accordance with Condition 17 (Notices) (which notice shall be irrevocable), redeem the whole or part (in principal amount of £5,000,000 or integral multiples thereof) of the Bonds at any time prior to 4 May 2035 at a price which shall be the higher of the following (the "Redemption Price"), together with Scheduled Interest accrued up to and including the date of redemption:

(i)	par; and

(ii)
that price, expressed as a percentage (rounded to three decimal places, 0.0005 being rounded upwards), at which the Gross Real Redemption Yield (calculated as described below) on the Bonds, if they were to be purchased at such price on the third dealing day prior to the due date for redemption, would be equal to the Gross Real Redemption Yield on such dealing day of the Reference Gilt, on the basis of the middle market price of the Reference Gilt prevailing at 11:00 a.m. on such dealing day, as determined by The Royal Bank of Scotland plc (or such other person as the Trustee may approve).

Any reference in these Terms and Conditions to principal shall be deemed to include any sum payable as the Redemption Price.

Notices of redemption will specify the date fixed for redemption, the applicable Redemption Price and, in the case of partial redemption, the aggregate principal amount of the Bonds to be redeemed, the serial numbers of the Bonds called for redemption, the serial numbers of the Bonds previously called for redemption and not presented for payment and the aggregate principal amount of the Bonds to remain outstanding after the redemption. No such notice of redemption may be given by the Issuer unless it shall have presented to the Trustee a certificate signed by two Directors of the Issuer (upon which the Trustee may rely absolutely) that it will have the funds, not subject to the interest of any other person, required to redeem the Bonds at the Redemption Price plus accrued interest on the date specified for redemption. Upon the expiry of any notice of redemption the Issuer shall be bound to redeem the Bonds called for redemption at the applicable Redemption Price. Any partial redemption of the Bonds shall be on the basis of selection by drawings (the method of such drawings to be approved by the Trustee in its absolute discretion).

"Gross Real Redemption Yield" means a yield expressed as a percentage and calculated on a basis consistent with the basis indicated by the United Kingdom Debt Management Office publication "Formulae for calculating Gilt Prices from Yields" published on 8 June 1998 with effect from 1 November 1998, page 5.

(c)
Redemption for tax reasons: If, as a result of any change in, or amendment to, the laws or regulations of the United Kingdom or any political sub-division of, or any authority in, or of, the United Kingdom having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective after 29 April 2005, the Issuer has or will become obliged to pay additional amounts as provided or referred to in Condition 8 (Taxation) (and such amendment or change has been evidenced by the delivery by the Issuer to the Trustee and Ambac (who shall, in the absence of manifest error, accept such certificate as sufficient evidence thereof) of a certificate signed by two Directors of the Issuer stating that such amendment or change has occurred (irrespective of whether such amendment or change is then effective), describing the facts leading thereto and stating that such obligation cannot be avoided by the Issuer taking reasonable measures available to it) the Issuer may at its option, having given not less than 30 nor more than 60 days notice to the Bondholders in accordance with Condition 17 (Notices) (which notice shall be irrevocable), redeem all the Bonds (other than Bonds in respect of which the Issuer shall have given a notice of redemption pursuant to Condition 7(b) (Redemption at the option of the Issuer) prior to any notice being given under this Condition 7(c)), but not some only, at their outstanding principal amount together with interest accrued to (but excluding) the date of redemption, provided that no notice of redemption shall be given earlier than 90 days before the earliest date on which the Issuer would be required to pay the additional amounts were a payment in respect of the Bonds then due and provided further that no notice of redemption may be given by the Issuer unless two Directors of the Issuer shall have certified to the Trustee that it will have the funds, not subject to the interest of any other person, required to redeem the Bonds at their principal amounts outstanding plus accrued interest on the date specified for redemption (the Trustee being able to rely on such certificate absolutely).

Under the terms of the Financial Guarantee, Ambac does not guarantee any of the amounts payable by the Issuer following an early redemption of the Bonds pursuant to Condition 7(b) (Redemption at the option of the Issuer) or 7(c) (Redemption for tax reasons). Ambac will not be obliged under any circumstances to accelerate payment under the Financial Guarantee; if it does so, the amount payable will be the par value of the Bonds together with accrued interest as at the date of acceleration. Any amount of principal on the Bonds in excess of par will not be guaranteed by Ambac under the Financial Guarantee.

(d)
Purchase: The Issuer may at any time purchase or otherwise acquire Bonds (provided that all unmatured Coupons and Talons are attached thereto or are surrendered therewith) at any price in the open market or otherwise. If purchases are made by tender, tenders must be available to all Bondholders alike.

(e)
Cancellation: All Bonds which are redeemed pursuant to this Condition by the Issuer shall be cancelled (together with all relative unmatured Coupons attached thereto or surrendered therewith) and accordingly may not be reissued or resold. Bonds purchased by or on behalf of the Issuer may be held or reissued or resold or surrendered for cancellation.

8.	Taxation

(a)
All payments in respect of the Bonds and Coupons by the Issuer shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature ("Taxes") imposed or levied by or on behalf of the United Kingdom, or any political subdivision of, or authority in, or of, the United Kingdom having power to tax, unless the withholding or deduction of the Taxes is required by law. In that event, the Issuer will pay such additional amounts as may be necessary in order that the net amounts received by the Bondholders and Couponholders after the withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Bonds or, as the case may be, Coupons in the absence of the withholding or deduction; except that no additional amounts shall be payable in relation to any payment in respect of any Bond or Coupon:

(i)
to, or to a third party on behalf of, a holder who is liable to the Taxes in respect of the Bond or Coupon by reason of his having some connection with the United Kingdom other than the mere holding of the Bond or Coupon; or

(ii)	presented for payment in the United Kingdom; or

(iii)
to, or to a third party on behalf of, a holder who would not be liable or subject to the withholding or deduction by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority; or

(iv)
where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive ; or

(v)
presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Bond or Coupon to another Paying Agent in a member state of the European Union; or

(vi)
presented for payment more than 30 days after the Relevant Date except to the extent that the holder would have been entitled to additional amounts on presenting the same for payment on the last day of the period of 30 days.

(b)
In these Terms and Conditions, "Relevant Date" means the date on which the payment first becomes due, but if the full amount of the money payable has not been received in London by the Principal Paying Agent or the Trustee on or before the due date, it means the date on which, the full amount of the money having been so received, notice to that effect shall have been duly given to the Bondholders by the Issuer in accordance with Condition 17 (Notices).

(c)
Any reference in these Terms and Conditions to any amounts in respect of the Bonds shall be deemed also to refer to any additional amounts which may be payable under this Condition or under any undertakings given in addition to, or in substitution for, this Condition 8 pursuant to the Trust Deed.

Under the terms of the Financial Guarantee, Ambac does not guarantee any additional amounts payable by the Issuer under this Condition 8.

9.	Prescription

Bonds and Coupons will become void unless presented for payment within periods of ten years and five years, respectively, from the Relevant Date for payment in respect thereof, subject to the provisions of Condition 6 (Payments).

10.	Covenants by the Issuer to Ambac

The Issuer has undertaken with Ambac that so long as any of the Bonds remain outstanding and for so long as no Ambac Event of Default has occurred and is continuing (and provided that the covenants in this Condition 10 will continue where any Ambac Event of Default relating to paragraph (a)(i) of the definition of "Ambac Event of Default" is caused solely by an administrative or technical error which is cured within three Business Days of such Ambac Event of Default first arising), it will comply with certain covenants and restrictions set forth in the Trust Deed which include, inter alia, the following:

(a)	General Covenants: It shall:

(i)	not modify or amend, or agree to any modification or amendment to the Electricity Distribution Licence without the consent of OFGEM;

(ii)
use all reasonable endeavours to procure that the underlying or shadow credit rating of the Bonds and any outstanding public long term unsecured, unguaranteed and unsubordinated debt of the Issuer are assigned Investment Grade Ratings by both Rating Agencies, and that such Investment Grade Ratings are maintained;

(iii)
not, without the prior written consent of Ambac, agree to any amendment to the provisions of the memorandum and articles of association for the time being of the Issuer that (x) restrict the activities in which any of the Issuer or any of its Subsidiaries may engage or participate in, (y) limit the disposal by any such company of any or all of its assets, revenues or properties of any nature whatsoever and (z) limit the Incurrence of Indebtedness by any such company, provided that this paragraph (iii) shall not apply to any such amendment required by OFGEM and if such amendment is required by OFGEM, the Issuer shall notify Ambac in writing as soon as practicable of such requirement;

(iv)	procure that no Security Interest is created or granted upon, or with respect to, any of the present or future ordinary shares of the Issuer or any of its Subsidiaries;

(v)	not, without the prior written consent of Ambac, modify or amend, or consent to any modification or amendment of any Existing Negative Pledge; and

(vi)	not have any subsidiary undertaking (as defined in the Companies Act), unless required to do so by OFGEM or consequent to any rule or regulation of OFGEM which is applicable to the Issuer.

(b)	Interest Cover Ratio: It will procure that:

(1)	Interest Cover for each Relevant Period ending on or prior to 31 December 2006 shall be not less than 2.00:1; and

(2)	Interest Cover for each Relevant Period ending after 31 December 2006 shall not be less than 2.50:1.

(c)	Limitation on Financial Indebtedness of the Issuer: It shall not incur any further Financial Indebtedness other than Permitted Financial Indebtedness unless the following conditions are satisfied:

(i)	if such Financial Indebtedness is incurred:

(1)
in the period commencing on the Issue Date and ending on 30 December 2008, the ratio of Senior Total Net Debt (as at the end of the month immediately preceding the date on which the Financial Indebtedness is to be incurred and after giving effect to the gross proposed Financial Indebtedness on a pro forma basis but less cash raised to the extent that it is retained for (i) redemption of existing indebtedness or (ii) Capital Investment) to RAV does not exceed 0.68:1; or

(2)
on or after 31 December 2008, the ratio of Senior Total Net Debt (as at the end of the month immediately preceding the date on which the Financial Indebtedness is to be incurred and after giving effect to the gross proposed Financial Indebtedness on a pro forma basis but less cash raised to the extent that it is retained for (i) redemption of existing indebtedness or (ii) Capital Investment) to RAV does not exceed 0.65:1; and

(ii)	such Financial Indebtedness (save for any Financial Indebtedness which in aggregate does not exceed 5% of RAV) ranks no higher than pari passu with the Bonds.

(d)	Limitation on Distributions: It will not make any Distribution unless:

(i)
in the period commencing on the Issue Date and ending on 30 December 2006, the ratio of Senior Total Net Debt (as at the end of the month immediately preceding the date on which the Distribution is to be made and calculated on a pro forma basis as if the Distribution had been made) to RAV does not exceed 0.79:1; or

(ii)
in the period commencing on 31 December 2006 and ending on 30 December 2007, the ratio of Senior Total Net Debt (as at the end of the month immediately preceding the date on which the Distribution is to be made and calculated on a pro forma basis as if the Distribution had been made) to RAV does not exceed 0.77:1; or

(iii)
on or after 31 December 2007, the ratio of Senior Total Net Debt (as at the end of the month immediately preceding the date on which the Distribution is to be made and calculated on a pro forma basis as if the Distribution had been made) to RAV does not exceed 0.75:1.

11.	Issuer Events of Default

If:

(a)
default is made in the payment of any principal or premium (if any) in respect of any Bond pursuant to Condition 7 (Redemption and Purchase), or for a period of three Business Days or more in the payment of any interest due in respect of the Bonds; or

(b)
the Issuer fails to perform or observe any of its other obligations, covenants, conditions or provisions under the Bonds, the Trust Deed or the Reimbursement and Indemnity Agreement and (except where the Controlling Party shall have certified to the Issuer in writing that it considers such failure to be incapable of remedy in which case no such notice or continuation as is hereinafter mentioned will he required) such failure continues for the period of 60 days (or such longer period as the Trustee may, with the approval of the Controlling Party, permit) next following the service by the Trustee on the Issuer of notice requiring the same to be remedied; or

(c)
(i) any other Indebtedness For Borrowed Money of the Issuer or any of its Subsidiaries becomes due and repayable prior to its stated maturity by reason of an event of default (however described) or (ii) any such Indebtedness For Borrowed Money is not paid when due or (iii) the Issuer or any of its Subsidiaries fails to pay when due any amount payable by it under any present or future guarantee for, or indemnity in respect of any Indebtedness For Borrowed Money of any person or (iv) any security given by the Issuer or any of its Subsidiaries for any Indebtedness For Borrowed Money of any person or any guarantee or indemnity of Indebtedness For Borrowed Money of any person becomes enforceable by reason of default in relation thereto and steps are taken to enforce such security save in any such case referred to in (i), (ii), (iii) or (iv) where there is a bona fide dispute as to whether the relevant Indebtedness For Borrowed Money or any such guarantee or indemnity as aforesaid shall be due and payable, and provided that the aggregate amount of the relevant Indebtedness For Borrowed Money in respect of which any one or more of the events mentioned above in this sub-paragraph (c) has or have occurred equals or exceeds 5% of RAV and such event shall continue unremedied or unwaived for more than 14 days (or such longer grace period as may have been originally provided in the applicable instrument) and the time for payment of such amount has not been expressly extended (until such time as any payment default is remedied, cured or waived); or

(d)
any order shall be made by any competent court or any resolution shall be passed for the winding up or dissolution of the Issuer, save for the purposes of amalgamation, merger, consolidation, reorganisation, reconstruction or other similar arrangement on terms previously approved in writing by the Controlling Party or (where the Controlling Party is the Trustee) by an Extraordinary Resolution of the Bondholders; or

(e)
the Issuer or any of its Subsidiaries shall cease to carry on the whole or substantially the whole of its business, save in each case for the purposes of amalgamation, merger, consolidation, reorganisation, reconstruction or other arrangement (i) not involving or arising out of the insolvency of the Issuer or any Subsidiary and under which all or substantially all of its assets are transferred to a Subsidiary of the Issuer or to a transferee which is, or immediately upon such transfer becomes a Subsidiary or (ii) under which all or substantially all of its assets are transferred to a third party or parties (whether a Subsidiary or Subsidiaries of the Issuer or not) for full consideration by the Issuer or a Subsidiary on an arm's length basis or (iii) the terms of which have previously been approved in writing by the Controlling Party or (where the Controlling Party is the Trustee) by an Extraordinary Resolution of the Bondholders provided that if the Issuer shall cease to hold or shall transfer the Electricity Distribution Licence (other than where the Electricity Distribution Licence is revoked, terminated or surrendered in the circumstances envisaged by paragraph (i)(a), (b) or (c) of the definition of Restructuring Event in Condition 3 (Definitions) and such revocation, termination or surrender does not constitute a Restructuring Event pursuant to paragraph (i) of such definition) the Issuer shall be deemed to have ceased to carry on the whole or substantially the whole of its business (and neither of exceptions (i) and (ii) above shall apply) unless (A) the transferee of the Electricity Distribution Licence is the Issuer or a Subsidiary of the Issuer, at least 51% of the ordinary share capital of which is owned directly or indirectly by the Issuer (the "YE Transferee") and (B) if Ambac is then the Controlling Party, the YE Transferee guarantees the Bonds pursuant to a guarantee in form and substance reasonably satisfactory to Ambac and covenants in favour of Ambac in substantially the same terms as the covenants set forth in Condition 10 (Covenants by the Issuer to Ambac) and in either such event all references in these Terms and Conditions to the Issuer in its capacity as holder of the Electricity Distribution Licence shall hereafter be deemed to be references to the YE Transferee; or

(f)
the Issuer or any Subsidiary shall suspend or shall threaten to suspend payment of its debts generally or shall be declared or adjudicated by a competent court to be unable, or shall admit in writing its inability, to pay its debts (within the meaning of Section 123(1) or (2) of the Insolvency Act 1986) as they fall due, or shall be adjudicated or found insolvent by a competent court or shall enter into any composition or other similar arrangement with its creditors under Part I of the Insolvency Act 1986; or

(g)
a receiver, administrative receiver, Energy Administrator, administrator or other similar official shall be appointed in relation to the Issuer or any Subsidiary or in relation to the whole or a substantial part of the undertaking or assets of any of them or a distress, execution or other process shall be levied or enforced upon or sued out against, or any encumbrancer shall take possession of, the whole or a substantial part of the assets of any of them and in any of the foregoing cases it or he shall not be paid out or discharged within 120 days (or such longer period as the Trustee may in its absolute discretion permit);

and, in the case of sub-paragraphs (b) and (c) and (e) to (g) (inclusive) the Controlling Party shall have certified in writing that the relevant event is in its opinion materially adverse to (1) where the Controlling Party is Ambac, the interests of Ambac or (2) where the Controlling Party is the Trustee, the interests of the Bondholders, the Controlling Party may at its discretion (and if the Controlling Party is the Trustee it shall on the request in writing of the holders of at least one quarter in principal amount of the Bonds then outstanding or upon being so directed by an Extraordinary Resolution of the Bondholders), by notice in writing to the Issuer declare that the Bonds are, and they shall accordingly thereby forthwith become, immediately due and repayable at their principal amount together with accrued interest (as provided in the Trust Deed), provided always that the giving of any notice in relation to any Issuer Event of Default shall not operate as a waiver of any of the Controlling Party's rights (including the right to give a further notice) or prevent the Controlling Party from giving a further notice in the manner referred to above in relation to that Issuer Event of Default at any time thereafter.

So long as any of the Bonds remain outstanding the Issuer will, forthwith upon becoming aware of any Issuer Event of Default or Potential Issuer Event of Default, give notice in writing thereof to the Trustee and to Ambac.

For the purpose of sub-paragraph (g) above, Section 123(1)(a) of the Insolvency Act 1986 shall have effect as if for "£750" there was substituted "£250,000" or such higher figure as OFGEM may from time to time determine by notice in writing to the Secretary of State (as referred to in the Electricity Distribution Licence) and the Issuer.

Neither the Issuer nor any Subsidiary shall be deemed to be unable to pay its debts for the purposes of sub-paragraph (g) above if any such demand as is mentioned in Section 123(1)(a) of the Insolvency Act I986 is being contested in good faith by the Issuer or the relevant Subsidiary with recourse to all appropriate measures and procedures.

While Ambac is the Controlling Party, neither the Bondholders nor the Trustee will have any right to call for repayment of the Bonds following the occurrence of an Issuer Event of Default.

12.	Ambac Events of Default

(a)	Each of the following events is an Ambac Event of Default:

(i)
any amount guaranteed by Ambac under the Financial Guarantee falls due for payment in accordance with the terms of the Financial Guarantee and is not paid by Ambac on the date stipulated in the Financial Guarantee; or

(ii)	Ambac disclaims, disaffirms, repudiates or challenges the validity of any of its obligations under the Financial Guarantee or seeks to do so; or

(iii)
a court of competent jurisdiction enters a final and non-appealable order, judgment or decree for the winding-up, or the appointment of an administrator or receiver (including an administrative receiver or manager) of Ambac (or, as the case may be, of a material part of its property or assets); or

(iv)	Ambac:

(1)
presents any petition or takes any formal steps or proceedings for the winding-up or the appointment of an administrator or receiver (including an administrative receiver or manager) of Ambac (or, as the case may be, of a material part of its property or assets); or

(2)
makes or enters into any general assignment, composition, arrangement (including, without limitation, a voluntary arrangement under Part I of the Insolvency Act 1986) or compromise with or for the benefit of any of its creditors; or

(3)
becomes unable to pay its debts within the meaning of section 123(2) or section 123(1)(e) of such Insolvency Act or admits in writing its inability, or fails generally, to pay its debts as they become due; or

(4)
at any time it is or becomes unlawful for Ambac to perform or comply with any part or all of its obligations under the Financial Guarantee or any of its obligations thereunder are not or cease to be legal, valid or binding;

(b)	So long as any of the Bonds remain outstanding, Ambac will, forthwith upon becoming aware of any Ambac Event of Default, give notice in writing thereof to the Trustee and the Issuer.

An Ambac Event of Default will not result in an Issuer Event of Default or in the Bonds becoming repayable early. Following an Ambac Event of Default, Ambac shall cease to be the Controlling Party.

13.	Restructuring Event

(a)

(i)
If, at any time following the occurrence of an Ambac Event of Default, while any of the Bonds remains outstanding, a Restructuring Event occurs and prior to the commencement of or during the Restructuring Period an Independent Financial Adviser (as defined below) shall have certified in writing to the Trustee that such Restructuring Event will not be or is not, in its opinion, materially prejudicial to the interests of the Bondholders, the following provisions of this Condition shall cease to have any further effect in relation to such Restructuring Event.

(ii)	If, at any time following the occurrence of an Ambac Event of Default while any of the Bonds remains outstanding, a Restructuring Event occurs and (subject to paragraph (a)(i) above):

(1)	within the Restructuring Period, either:

(A)	if at the time such Restructuring Event occurs there are Reference Rated Securities, a Rating Downgrade in respect of such Restructuring Event also occurs; or

(B)	if at such time there are not Reference Rated Securities, a Negative Rating Event also occurs; and

(2)
an Independent Financial Adviser shall have certified in writing to the Trustee that such Restructuring Event is, in its opinion, materially prejudicial to the interests of the Bondholders (a "Negative Certification"), then, unless at any time the Issuer shall have given a notice under Condition 7(b) (Redemption at the option of the Issuer) or Condition 7(c) (Redemption for tax reasons), in each case expiring prior to the Put Date (as defined below), the holder of each Bond will, upon the giving of a Put Event Notice (as defined below), have the option (the "Put Option") to require the Issuer to redeem or, at the option of the Issuer, purchase (or procure the purchase of) that Bond on the Put Date at its principal amount together with (or, where purchased, together with an amount equal to) interest (if any) accrued to (but excluding) the Put Date.

Notwithstanding the occurrence of a Rating Downgrade or a Negative Rating Event, no Bondholder shall be entitled to exercise the Put Option and to serve a Put Notice if the rating assigned to the Reference Rated Securities or these Bonds by any Rating Agency is subsequently increased to, or, as the case may be, there is assigned to the Reference Rated Securities or these Bonds by any Rating Agency an Investment Grade Rating or, in the event that the rating assigned to the Reference Rated Securities immediately prior to the occurrence of the Rating Downgrade or Negative Rating Event was not an Investment Grade Rating, if such rating is restored, in either case prior to any Negative Certification being issued.

Any certificate by an Independent Financial Adviser as aforesaid as to whether or not, in its opinion, any Restructuring Event is materially prejudicial to the interest of the Bondholders shall, in the absence of manifest error, be conclusive and binding on Ambac, the Trustee, the Issuer and the Bondholders. For the purposes of this Condition, an "Independent Financial Adviser" means a financial adviser appointed by the Issuer and approved by the Trustee (such approval not to be unreasonably withheld or delayed) or, if the Issuer shall not have appointed such an adviser within 21 days after becoming aware of the occurrence of such Restructuring Event and the Trustee is indemnified to its satisfaction against the costs of such adviser, appointed by the Trustee following consultation with the Issuer.

A Rating Downgrade or a Negative Rating Event or a non-Investment Grade Rating shall be deemed not to have occurred as a result of or in respect of a Restructuring Event if the Rating Agency making the relevant reduction in rating or, where applicable, declining to assign an Investment Grade Rating as provided in this Condition does not announce or publicly confirm or inform the Trustee in writing at its request that the reduction or, where applicable, declining to assign a rating of at least investment grade was the result, in whole or in part, of any event or circumstance comprised in or arising as a result of the applicable Restructuring Event.

The Trust Deed provides that the Trustee is under no obligation to ascertain whether a Restructuring Event, a Negative Rating Event, a Rating Downgrade or any event which could lead to the occurrence of or could constitute a Restructuring Event, a Negative Rating Event or a Rating Downgrade has occurred and until it shall have actual knowledge or express notice pursuant to the Trust Deed to the contrary the Trustee may assume that no Restructuring Event, Negative Rating Event, Rating Downgrade or other such event has occurred.

(b)
Promptly upon the Issuer becoming aware that a Put Event (as defined in Condition 3 (Definitions)) has occurred, and in any event not later than 14 days after the occurrence of a Put Event, the Issuer shall, and at any time upon the Trustee becoming similarly so aware the Trustee may, and if so requested by the holders of at least one-quarter in principal amount of the Bonds then outstanding shall, give notice (a "Put Event Notice") to the Bondholders in accordance with Condition 17 (Notices) specifying the nature of the Put Event and the procedure for exercising the Put Option.

(c)
To exercise the Put Option, the holder of a Bond must deliver such Bond to the specified office of any Paying Agent, on a day which is a business day (as defined in Condition 6 (Payments)) in London and in the place of such specified office falling within the period (the "Put Period") of 45 days after that on which a Put Event Notice is given, accompanied by a duly completed and signed notice of exercise in the form (for the time being current) obtainable from any specified office of any Paying Agent (a "Put Notice") and in which the holder may specify a bank account complying with the requirements of Condition 6 (Payments) to which payment is to be made under this Condition. Each Bond should be delivered together with all Coupons and Talons appertaining thereto maturing after the day (the "Put Date") being the fifteenth day after the date of expiry of the Put Period, failing which any such missing Coupon or Talon will become void and no payment shall be made in respect of it. The Paying Agent to which such Bond and Put Notices are delivered shall issue to the Bondholder concerned a non-transferable receipt in respect of the Bond so delivered. Payment in respect of any Bond so delivered shall be made, if the holder duly specifies a bank account in the Put Notice to which payment is to be made on the Put Date, by transfer to that bank account and, in every other case, on or after the Put Date, in each case against presentation and surrender or (as the case may be) endorsement of such receipt at any specified office of any Paying Agent, subject in any such case as provided in Condition 6 (Payments). A Put Notice, once given, shall be irrevocable. For the purposes of Conditions 9 (Prescription), 11 (Issuer Events of Default), 14 (Enforcement), 16 (Replacement of Bonds and Coupons) and 18 (Meetings of Bondholders, Modification and Waiver) receipts issued pursuant to this Condition shall be treated as if they were Bonds. The Issuer shall redeem or, at the option of the Issuer, purchase (or procure the purchase of) the relevant Bond on the applicable Put Date unless previously redeemed or purchased.

The Financial Guarantee does not guarantee the payment of any sums due to Bondholders upon exercise of the Put Option pursuant to this Condition 13.

14.	Enforcement

(a)
Limitation on Bondholders: Save as provided below, only the Trustee may pursue the remedies available under general law or under the Trust Deed to enforce the rights of the Bondholders and Couponholders and no such holder will be entitled to proceed against the Issuer or Ambac unless the Trustee, having become bound to act in accordance with the terms of the Trust Deed, fails to do so and such failure is continuing. If, in connection with any insolvency, bankruptcy, administration, dissolution, liquidation or analogous procedure relating to the Issuer, a payment on the Bonds by the Issuer is claimed to be or is avoided as a preferential transfer, Ambac may (provided that Ambac is then the Controlling Party) direct all matters relating to such claim or avoidance on behalf of the Trustee, the Bondholders and the Couponholders.

(b)
Enforcement Proceedings: At any time after amounts in respect of principal of and interest on the Bonds or amounts payable by Ambac under the Financial Guarantee shall have become due and payable but are unpaid, the Trustee may, at its discretion, and without further notice but subject as mentioned below, take such proceedings against, respectively:

(i)	the Issuer as it may think fit to enforce the provisions of the Trust Deed in accordance with the terms thereof; and/or

(ii)	Ambac as it may think fit to enforce the provisions of the Financial Guarantee.

If the Trustee is not the Controlling Party it shall not be permitted to take any such proceedings as are referred to in Condition 14(b)(i) above against the Issuer unless it has been directed by the Controlling Party to do so and shall only be bound to take proceedings against the Issuer at the direction of the Controlling Party if it has been indemnified to its satisfaction by the Controlling Party. If the Trustee is the Controlling Party, it shall only be bound to take proceedings pursuant to Condition 14(b) (i) or (ii) if it has been indemnified to its satisfaction by the Bondholders and if it has been so requested in writing by the holders of not less than 25 per cent. of the principal amount outstanding (as defined in the Trust Deed) of the Bonds or has been so directed by an Extraordinary Resolution (as defined in the Trust Deed)).

15.	Controlling Party

Subject to (i) the terms of the Trust Deed, (ii) Ambac being at that time the Controlling Party and (iii) Ambac giving notice to the Trustee that it intends to exercise the Trust Rights, Ambac shall have exclusive control to exercise the Trust Rights or to direct the exercise of the Trust Rights (as applicable) without regard to the interests of any other person, and will not be a fiduciary or owe any fiduciary duties to any person under the Trust Deed and will be exclusively authorised to direct and refrain from directing, the Trustee under the Trust Deed in the exercise of the Trust Rights without regard to the interests of any other person.

For these purposes "Trust Rights" means (i) the right to direct the Trustee to consent to any amendment, waiver, modification and/or extension of any of the provisions of the Trust Deed or any document entered into pursuant to the Trust Deed and (ii) the right to direct the Trustee with respect to each and every right, power and discretion of, or exercisable by, the Trustee under any provisions of the Trust Deed or any document entered into pursuant to the Trust Deed.

16.	Replacement of Bonds and Coupons

Should any Bond or Coupon be lost, stolen, mutilated, defaced or destroyed it may, subject to all applicable laws and stock exchange requirements, be replaced at the specified office of the Principal Paying Agent (or such other Paying Agent as may be approved by the Trustee for such purpose) upon payment by the claimant of the expenses, taxes and duties incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Bonds or Coupons must be surrendered before replacements will be issued.

17.	Notices

All notices to Bondholders shall be valid if published in a leading English language national daily newspaper (which is expected to be the Financial Times) or, if this is not practicable, in such leading English language daily newspaper with a circulation in Europe as the Trustee may approve. Such notices shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the date of the first such publication. If publication is not practicable, notice shall be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve.

Couponholders will be deemed for all purposes to have notice of the contents of any notice given to the Bondholders in accordance with this Condition.

18.	Meetings of Bondholders, Modification and Waiver

The Trust Deed contains provisions for convening meetings of the Bondholders to consider any matter affecting their interests, including modification by Extraordinary Resolution of these Terms and Conditions or the provisions of the Trust Deed. The quorum at any such meeting for passing an Extraordinary Resolution shall be one or more persons holding or representing a clear majority in principal amount of the Bonds for the time being outstanding, or at any adjourned such meeting one or more persons being or representing Bondholders whatever the principal amount of the Bonds so held or represented, except that, at any meeting the business of which includes the modification of certain of these Terms and Conditions and certain of the provisions of the Trust Deed (including altering the currency of payment of the Bonds or Coupons), the necessary quorum for passing an Extraordinary Resolution will be one or more persons holding or representing not less than two-thirds, or at any adjourned such meeting not less than one-third, in principal amount of the Bonds for the time being outstanding. An Extraordinary Resolution passed at any meeting of Bondholders shall be binding on all Bondholders, whether or not they are present or represented at the meeting, and on all Couponholders.

Subject as provided in the Trust Deed, Ambac is entitled to receive notice of and to attend meetings of Bondholders but is not entitled to vote.

Without prejudice to Condition 15 (Controlling Party), subject to the prior written consent of Ambac (if Ambac is then the Controlling Party), the Trustee may, without the consent of the Bondholders or Couponholders, agree (i) other than in respect of the matters detailed in the proviso to paragraph 19 of Schedule 5 to the Trust Deed, to any modification to these Terms and Conditions or to any of the provisions of the Trust Deed or the Financial Guarantee or to any waiver or authorisation of any breach or proposed breach by the Issuer of these Terms and Conditions or of any of the provisions of the Trust Deed or determine that any event, condition or act which would otherwise be an Issuer Event of Default shall not be so treated provided that, in the opinion of the Trustee, so to do would not be materially prejudicial to the interests of the Bondholders, or (ii) to any modification to these Terms and Conditions or to any of the provisions of the Trust Deed or the Financial Guarantee which is made to correct a manifest error or which is of a formal, minor or technical nature, provided that the Issuer and Ambac may, without the consent of the Trustee or the Bondholders or Couponholders, agree to any modification to Condition 10 (Covenants by the Issuer to Ambac).

In connection with the exercise of its trusts, powers, authorities or discretions (including, but not limited to, any modification, waiver, authorisation or substitution) the Trustee shall have regard to the interests of Bondholders as a class and, in particular, but without limitation, shall not have regard to the consequences of the exercise of its trusts, powers or discretions for individual Bondholders and Couponholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory and the Trustee shall not be entitled to require, nor shall the Bondholder or Couponholder be entitled to claim, from the Issuer, Ambac or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Bondholders or Couponholders, except to the extent already provided for in Condition 8 (Taxation) and/or any undertaking given to, or in substitution for, Condition 8 (Taxation) pursuant to the Trust Deed.

Any modification to these Terms and Conditions or to any of the provisions of the Trust Deed or the Financial Guarantee or any waiver or authorisation of any breach or proposed breach by the Issuer of these Terms and Conditions or any of the provisions of the Trust Deed shall be binding on the Bondholders and the Couponholders and, unless the Trustee agrees otherwise, any modification shall be notified by the Issuer to the Bondholders as soon as practicable thereafter in accordance with Condition 17 (Notices).

19.	Substitution

The Trustee may, without the consent of the Bondholders or Couponholders, agree with the Issuer, with the consent of Ambac (such consent not to be unreasonably withheld or delayed) to the substitution of any wholly-owned Subsidiary of the Issuer in place of the Issuer (or of any previous substitute under this Condition) as the principal debtor under the Bonds, the Coupons and the Trust Deed, subject to the Trustee being of the opinion that the interests of the Bondholders will not be materially prejudiced thereby and certain other conditions set out in the Trust Deed being complied with.

20.	Further Bonds

(a)
Subject as mentioned below, power will be reserved to the Issuer to create and issue Further Bonds forming (or so as to form after the first payment of interest thereon) a single series with the Bonds provided that:

(i)	Ambac has consented (in its absolute discretion) to amend or substitute the Financial Guarantee so that the Financial Guarantee also covers such Further Bonds on the same terms as the Bonds;

(ii)	the Trustee is satisfied that the rating granted in respect of the Bonds by S&P and Moody's will not thereby be adversely affected; and

(iii)	such issue shall be constituted by a deed supplemental to the Trust Deed (in such form as the Trustee may approve).

(b)
The Issuer shall not be entitled to exercise the power reserved in this Condition 20 (Further Bonds) while any default exists in relation to any payment by the Issuer of any amounts due under the Trust Deed or the Reimbursement and Indemnity Agreement.

21.	Trustee

The Trust Deed contains provisions governing the responsibility of the Trustee and providing for its indemnification in certain circumstances, including provisions relieving it from taking proceedings against the Issuer and/or Ambac unless indemnified to its satisfaction. The Trustee may not resign its appointment unless a successor, willing to act in such capacity, has been appointed by the Issuer with the prior consent of Ambac (if then the Controlling Party) and the Bondholders by Extraordinary Resolution, provided that the Trustee shall not be prevented from resigning its appointment if, having given notice in writing to the Issuer and Ambac (if then the Controlling Party) of its intention to so resign its appointment, a successor is not appointed within the period of three months from the date of such notice.

22.	Redenomination, Renominalisation and Reconventioning

(a)
Notice of redenomination: If the United Kingdom becomes or, announces its intention to become, a Participating Member State, the Issuer may, without the consent of Ambac, the Bondholders and Couponholders, on giving at least 30 days' prior notice to Ambac, the Trustee, the Bondholders and the Paying Agents, designate a date (the "Redenomination Date"), being an Interest Payment Date under the Bonds falling on or after the date on which the United Kingdom becomes a Participating Member State.

(b)	Redenomination: Notwithstanding the other provisions of these Conditions, with effect from the Redenomination Date:

(i)
the Bonds shall be deemed to be redenominated into Euro in the denomination of Euro 0.01 (or such other denomination as the Issuer shall determine) with a principal amount for each Bond equal to the principal amount of that Bond in Sterling, converted into Euro at the rate for conversion of such currency into Euro established by the Council of the European Union pursuant to the Treaty (including compliance with rules relating to rounding in accordance with European Community regulations); provided, however, that, if the Issuer determines, with the agreement of the Principal Paying Agent, that market practice in respect of the redenomination into Euro 0.01 (or such other denomination as the Issuer shall determine) of internationally offered securities is different from that specified above, such provisions shall be deemed to be amended so as to comply with such market practice and the Issuer shall promptly notify Ambac, the Bondholders and Couponholders, each listing authority, stock exchange and/or quotation system (if any) by which the Bonds have then been admitted to listing, trading and/or quotation and the Paying Agents of such deemed amendments;

(ii)	if Bonds have been issued in definitive form:

(1)
all unmatured Coupons denominated in Sterling (whether or not attached to the Bonds) will become void with effect from the date (the "Euro Exchange Date") on which the Issuer gives notice (the "Euro Exchange Notice") to the Bondholders that replacement Bonds and Coupons denominated in Euro are available for exchange (provided that such Bonds and Coupons are available) and no payments will be made in respect thereof;

(2)
the payment obligations contained in all Bonds denominated in Sterling will become void on the Euro Exchange Date but all other obligations of the Issuer thereunder (including the obligation to exchange such Bonds in accordance with this Condition 22) shall remain in full force and effect;

(iii)
new Bonds and Coupons denominated in Euro will be issued in exchange for Bonds and Coupons denominated in Sterling in such manner as the Principal Paying Agent may specify and as shall be notified to the Bondholders in the Euro Exchange Notice; and

(iv)
all payments in respect of the Bonds (other than, unless the Redenomination Date is on or after such date as Sterling ceases to be a sub-division of the Euro, payments of interest in respect of periods commencing before the Redenomination Date) will be made solely in Euro by Euro cheque drawn on, or by credit or transfer to a Euro account (or other account to which Euro may be credited or transferred) maintained by the payee with, a bank in a country in a city in which banks have access to the TARGET System.

(c)
Interest: Following redenomination of the Bonds pursuant to this Condition 22, where Bonds have been issued in definitive form, the amount of interest due in respect of the Bonds will be calculated by reference to the aggregate principal amount of the Bonds presented (or, as the case may be, in respect of which Coupons are presented) for payment by the relevant holder.

(d)	Interpretation: In this Condition:

"Participating Member State" means a member state of the European Union which adopts the Euro as its lawful currency in accordance with the Treaty; and

"Treaty" means the Treaty establishing the European Community, as amended.

23.	Governing Law

The Trust Deed, the Bonds, the Coupons and the Financial Guarantee are governed by, and shall be construed in accordance with, English law.

SCHEDULE 5
Provisions for Meetings of Bondholders

1.	The following expressions shall have the following meanings:

1.1	"voting certificate" means a certificate in the English language issued by a Paying Agent and dated in which it is stated:

1.1.1
that on that date Bonds (not being Bonds in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate or any adjournment of such meeting) bearing specified serial numbers were deposited with such Paying Agent (or to its order at a bank or other depositary) and that such Bonds will not be released until the earlier of:

(a)	the conclusion of the meeting specified in such certificate or any adjournment of it; and

(b)	the surrender of the certificate to the Paying Agent which issued it; and

1.1.2	that its bearer is entitled to attend and vote at such meeting or any adjournment of it in respect of the Bonds represented by such certificate;

1.2	"block voting instruction" means a document in the English language issued by a Paying Agent and date in which:

1.2.1
it is certified that Bonds (not being Bonds in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction or any adjournment of it) have been deposited with such Paying Agent (or to its order at a bank or other depositary) and that such Bonds will not be released until the earlier of:

(a)	the conclusions of the meeting specified in such document or any adjournment of it; and

(b)
the surrender, not less that 48 hours before the time fixed for such meeting or adjournment, of the receipt for each such deposited Bond which is to be released to the Paying Agent which issued it and the notification of such surrender by such Paying Agent to the Issuer;

1.2.2
it is certified that each depositor of such Bonds or a duly authorised agent on his behalf has instructed such Paying Agent that the votes attributable to his Bonds so deposited should be cast in a particular way in relation to the resolution to be put to such meeting or any adjournment of it and that all such instructions are, during the period of 48 hours before the time fixed for such meeting or adjourned meeting, neither revocable nor subject to amendment;

1.2.3
the total number and the serial numbers of the Bonds so deposited are listed, distinguishing with regard to each such resolution between those in respect of which instructions have been given (i) to vote for, and (ii) to vote against, the resolution; and

1.2.4
any person named in such document (a "proxy") is authorised and instructed by such Paying Agent to vote in respect of the Bonds so listed in accordance with the instructions referred to in 1.2.3 above as set out in such document.

1.3
"24 hours" shall mean a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business in all of the places as aforesaid; and

1.4
"48 hours" shall mean a period of 48 hours including all or part of a day upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which banks are open for business in all of the places as aforesaid.

1.5	References in this Schedule 5 to Ambac shall apply only for so long as Ambac is the Controlling Party.

2.
A holder of a Bond may obtain a voting certificate from a Paying Agent or require a Paying Agent to issue a block voting instruction by depositing his Bond with such Paying Agent not later than 48 hours before the time fixed for any meeting. Voting certificates and block voting instructions shall be valid until the relevant Bonds are released pursuant to paragraph 1 above and until then the holders of any such voting certificate or (as the case may be) the proxy named in any such block voting instruction shall, for all purposed in connection with any meeting or proposed meeting of Bondholders, be deemed to be the holder of the Bonds to which such voting certificate or block voting instruction relates and the Paying Agent with which (or to the order of which) such Bonds have been deposited shall be deemed for such purposes not to be the holder of those Bonds.

3.
Each of the Issuer, Ambac and the Trustee at any time may, and the Trustee (subject to its being indemnified to its satisfaction against all costs and expenses thereby occasioned) upon a request in writing of Bondholders holding not less than one-tenth in principal amount of the Bonds for the time being outstanding shall, convene a meeting of Bondholders. Whenever any such party is about to convene any such meeting it shall forthwith give notice in writing to the other parties of the day, time and place of the meeting and of the nature of the business to be transacted at it. Every such meeting shall be held at such time and place as the Trustee may approve.

4.
At least 21 days' notice (exclusive of the day on which the notice is given and of the day on which the meeting is held) specifying the day, time and place of meeting shall be given to the Bondholders (with a copy to the Issuer and Ambac or, where the meeting is convened by the Issuer, Ambac and the Trustee). A copy of the notice shall in all cases be given by the party convening the meeting to the other parties. Such notice shall also specify, unless in any particular case the Trustee otherwise agrees, the nature of the resolutions to be proposed and shall include a statement to the effect that Bonds may be deposited with (or to the order of) any Paying Agent for the purpose of obtaining voting certificates or appointing proxies not later than 48 hours before the time fixed for the meeting.

5.
A person (who may, but need not, be a Bondholder) nominated in writing by the Trustee may take the chair at every such meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within 15 minutes after the time fixed for the meeting the Bondholders present shall choose one of their number to be chairman, failing which the Issuer may appoint a chairman. The chairman of an adjourned meeting need to be the same person as was chairman the original meeting.

6.
At any such meeting any one or more persons present in person holding Bonds or voting certificates and holding or representing in the aggregate not less than one-tenth in principal amount of the Bonds for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present in person holding Bonds or voting certificates and holding or representing in the aggregate a clear majority in principal amount of the Bonds for the time being outstanding provided that at any meeting the business of which includes any of the matters specified in the proviso in paragraph 19 below the quorum shall be one or more persons present in person holding Bonds or voting certificates and holding or representing in the aggregate not less than two-thirds in principal amount of the Bonds for the time being outstanding.

7.
If within 15 minutes from the time fixed for any such meeting a quorum is not present the meeting shall, if convened upon the requisition of Bondholders, be dissolved. In any other case it shall stand adjourned (unless the Issuer, Ambac and the Trustee agree that it be dissolved) for such period, not being less than 14 days nor more than 42 days, and to such place, as may be decided by the chairman. At such adjourned meeting one or more persons present in person holding Bonds or voting certificates (whatever the principal amount of the Bonds so held or represented) shall form a quorum and may pass any resolution and decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had quorum been present at such meeting provided that at any adjourned meeting at which is to be proposed an Extraordinary Resolution for the purpose of effecting any of the modifications specified in the proviso to paragraph 19 below the quorum shall be one or more persons present in person holding Bonds or voting certificates and holding or representing in the aggregate not less than one-third in principal amount of the Bonds for the time being outstanding.

8.
The chairman may with the consent of (and shall if directed by) any meeting adjourn such meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

9.
At least 10 days' notice of any meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and such notice shall state the quorum required at such adjourned meeting. It shall not, however, otherwise be necessary to give any notice of an adjourned meeting.

10.
Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes of the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) which he may have as a Bondholder or as a holder of a voting certificate.

11.
At any meeting, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman, the Issuer, Ambac, the Trustee or by one or more persons holding one or more Bonds or voting certificates and holding or representing in the aggregate not less than one-fiftieth in principal amount of the Bonds for the time being outstanding, a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by any particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

12.
If at any meeting a poll is so demanded, it shall be taken in such manner and (subject as provided below) either at once or after such an adjournment as the chairman directs and the resolute of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuation of the meeting for the transaction of any business other than the question on which the poll has been demanded.

13.	Any poll demanded at any meeting on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

14.
The issuer, the Trustee and Ambac (through their respective representatives) and their respective financial and legal advisers may attend and speak at any meeting of Bondholders. No one else may attend at any meeting of Bondholders or join with others in requesting the convening of such a meeting unless he is the holder of a Bond or a voting certificate.

15.
At any meeting on a show of hands every person who is present in person and who produces a Bond or voting certificate shall have one vote and on a poll every person who is so present shall have one vote in respect of each £50,000 principal amount of the Bonds so produced or represented by the voting certificate. Without prejudice to the obligations of proxies named in any block voting instruction, any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

16.	The proxy named in any block voting instruction need not be a Bondholder.

17.
Each block voting instruction shall be deposited at the registered office of the Issuer, or at such other place as the Trustee shall designate or approve, not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxy named in the block voting instruction proposes to vote and in default the block voting instruction shall not be treated as valid unless the chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A notarially certified copy of each such block voting instruction and satisfactory proof (if applicable) shall if required by the Trustee be produced by the proxy at the meeting or adjourned meeting but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of, or the authority of, the proxy named in any such block voting instruction.

18.
Any vote given in accordance with the terms of a block voting instruction shall be valid even if the block voting instruction or any of the Bondholders' instructions pursuant to which it was executed has been previously revoked or amended, provided that no intimation in writing of such revocation or amendment shall have been received from the relevant Paying Agent by the Issuer or the Trustee at its registered office or by the chairman of the meeting in each case not less than 24 hours before the time fixed for the meeting or adjourned meeting at which the block voting instruction is used.

19.
A meeting of Bondholders shall, subject to the Conditions, in addition to the powers given above, but without prejudice to any powers conferred on other persons by this Trust Deed, have power exercisable by Extraordinary Resolution:

19.1
to sanction any proposal by the Issuer or Ambac for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Bondholders and/or the Couponholders against the Issuer (whether such rights shall arise under this Trust Deed or otherwise) or the obligations of Ambac under the Financial Guarantee);

19.2
to sanction the exchange or substitution for the Bonds of, or the conversion of the Bonds into, shares, bonds, or other obligations or securities of the Issuer or any other body corporate formed or to be formed;

19.3	to assent to any modification of this Trust Deed, the Bonds or the Coupons which shall be proposed by the Issuer or the Trustee;

19.4	to authorise anyone to occur in and do all such things as may be necessary to carry out and give effect to any Extraordinary Resolution;

19.5	to give any authority, direction or sanction which under this Trust Deed or the Bonds is required to be given by Extraordinary Resolution;

19.6
to appoint any persons (whether Bondholders or not) as a committee or committees to represent the interests of the Bondholders and to confer upon such committee or committees any powers or discretions which the Bondholders could themselves exercise by Extraordinary Resolution;

19.7	to approve a person proposed to be appointed as a new Trustee and to remove any Trustee;

19.8
to approve the substitution of any entity for the issuer (or any previous substitute) as principal debtor under this Trust Deed or the substitution of any person for Ambac as guarantor under the Financial Guarantee;

19.9	to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed, the Bonds or the Coupons; and

19.10	to waive or authorise any breach by the Issuer or Ambac of their respective obligations under this Trust Deed and the Financial Guarantee;

provided that the special quorum provisions contained in the proviso to paragraph 6 above and, in the case of an adjourned meeting, in the proviso to paragraph 7 above shall apply in relation to any Extraordinary Resolution for the purpose of paragraph 19.2 or 19.8 above or for the purpose of making any modification to the provisions contained in this Trust Deed, the Bonds or the Coupons which would have the effect of:

19.10.1	postponing the maturity of the Bonds or the dates on which interest is payable in respect of the Bonds; or

19.10.2	reducing or cancelling the principal amount of, any premium payable on redemption of, or interest on the Bonds; or

19.10.3	changing the currency of payment of the Bonds; or

19.10.4	modifying the provisions contained in this Schedule concerning the quorum required at any meeting of Bondholders or the majority required to pass an Extraordinary Resolution; or

19.10.5	amending this proviso.

20.
An Extraordinary Resolution passed at a meeting of Bondholders duly convened and held in accordance with this Trust Deed shall be binding upon all the Bondholders, whether or not present at such meeting, and upon all the Couponholders and each of the Bondholders and Couponholders shall be bound to give effect to it accordingly. The passing of any such resolution shall be conclusive evidence that the circumstances of such resolution justify the passing of it.

21.
The expression "Extraordinary Resolution" means a resolute on passed at a meeting of Bondholders duly convened and held in accordance with these provisions by a majority consisting of not less than three-quarters of the votes cast.

22.
Minutes of all resolutions and proceedings at every such meeting shall be made and entered in the books to be from time to time provided for that purpose by the Issuer or the Trustee and any such minutes, if purporting to be signed by the chairman of the meeting at which such resolutions were passed or proceedings transacted or by the chairman of the next succeeding meeting of Bondholders, shall be conclusive evidence of the matters contained in them and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

23.
Subject to all other provisions contained in this Trust Deed the Trustee may without the consent of the Bondholders prescribe such further regulations regarding the holding of meetings of Bondholders and attendance and voting at them as the Trustee may in its sole discretion determine including particularly (but without prejudice to the generality of the foregoing) such regulations and requirements as the Trustee thinks reasonable:

23.1
so as to satisfy itself that persons who purport to requisite on a meeting in accordance with paragraph 3 above or who purport to make any requisition to the Trustee in accordance with this Trust Deed are in fact Bondholders; and

23.2
as to the form of voting certificates or block voting instructions to be issued pursuant to paragraph 1 above so as to satisfy itself that persons who purport to attend or vote at any meeting of Bondholders are entitled to do so in accordance with this Trust Deed.

SCHEDULE 6

Excluded Rights of the Trustee

"Excluded Rights" means each and every right, power, authority and discretion of, or exercisable by the Trustee:

(a)
except as otherwise specifically provided herein and subject to the rights of the Controlling Party, to make any determination contemplated or required under this Trust Deed (including any determination as to the occurrence or otherwise of an Ambac Event of Default) (but for the avoidance of doubt, save as otherwise specifically provided herein, Excluded Rights shall not include the right to exercise any rights consequent on such determination);

(b)	to agree to make any amendment or any repeated waiver or consent which has the effect of resulting in or permitting any amendment to the provisions of the Financial Guarantee;

(c)	to make any claim under, enforce or agree to any amendment to the Financial Guarantee;

(d)	which is provided for the purpose of enabling the Trustee to protect its own interests;

(e)	which relates to the application by the Trustee of (i) the principal and premium (if any) of the Bonds on a redemption of the Bonds, or (ii) any interest payable on the Bonds from time to time;

(f)	to determine amounts due in relation to indemnities in favour of the Trustee under this Trust Deed;

(g)	to require the making of any payment due and payable to it or the Bondholders;

(h)	unless at such time Ambac is the Controlling Party, to determine whether to require acceleration of the Bonds in accordance with Condition 11 (Issuer Events of Default) of the Bonds;

(i)	to determine the amount of sums due in relation to expenses and stamp duties pursuant to this Trust Deed; and

(j)	to make a claim for expenses under this Trust Deed.

--94-

SIGNATURES

EXECUTED as a DEED and delivered by	)
YORKSHIRE ELECTRICITY DISTRIBUTION PLC	)
acting by a Director and the Secretary	)

/s/ Ken Linge
Ken Linge
Director

/s/ John Elliott
John Elliott
Secretary

EXECUTED and DELIVERED as a DEED	)	Seal
under the Common Seal of	)
AMBAC ASSURANCE UK LIMITED	)
in the presence of	)

/s/ Thomas Jacquot
Thomas Jacquot
Authorised Signatory

EXECUTED and DELIVERED as a DEED	)
By HSBC TRUSTEE (C.I.) LIMITED	)
in the presence of:	)

/s/ Paul Cattermole
Paul Cattermole
Authorised Signatory

/s/ Ian Graham
Ian Graham
Authorised Signatory